___________________________________________________________

EXHIBIT 1A-6

MATERIAL CONTRACTS

___________________________________________________________

1A-6-1

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made and entered into as of 14 December, 2018, by and between HotelierCo LLC, a Delaware Limited Liability Company (the “Manager”), and HCo Cape May LLC, a Delaware Limited Liability Company (the “Company”).

BACKGROUND

The Company owns (or is expected to own, directly or indirectly) interests in real property, specifically a hotel contemplated to be constructed on about 119 Myrtle Avenue, West Cape May, NJ 08204 and 123 Broadway, West Cape May, NJ 08204 and potentially adjoining properties (the “Hotel Project”). It is expected that the Company will have a material role in matters concerning the design and contruction of the Hotel and the retention and monitoring of the expected direct physical operator of the property (currently anticipated to be Valor Hospitality).

The Manager is currently one of several Members of the Company.

The Company desires to obtain the Manager’s expertise and management skills in connection with the Company’s role in the management and operation of the Company and, indirectly, the Hotel Project.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.Appointment of Manager. The Company hereby appoints the Manager as its agent with regard to Hotel Project matters. It is understood that the Manager will act in concert with the “Manager” of the Company (as defined in the Limited Liability Company Agreement of the Company (the “LLC Agreement”) and hereinafter, the “Company Manager”), with the understanding that the Company Manager may also be the Manager.

2.Authority of Manager. The Manager shall have full authority to conduct the day-to-day operations of the Company (in coordination with the Company Manager, if any). The authority of the Manager shall be subject only to the limitations set forth in this Agreement and the LLC Agreement.

3.Management Fee and Reimbursable Expenses.

A.Management Fee. The Company shall pay to the Manager a quarterly management fee (the “Management Fee”) equal to .375% (approximately 1.5% annualized) of the Company’s value, as may be assessed from time to time by the Company in consultation with the Manager (as computed not less than annually in a manner generally consistent generally

1A-6-2

accepted accounting principles). Until and unless there is a formal assessment, the value of the Company’s assets shall be deemed to be the value of the assets contributed to or invested into the Company by its Members. The Management Fee will be paid, in arrears, on a quarterly basis (pro-rated for partial periods).

B.Reimbursable Expenses. The Company shall reimburse the Manager, without markup, interest or premium of any type, for all costs and expenses actually and reasonably incurred by the Manager relating to the services expected to be supplied under this Agreement (the “Reimbursable Expenses”). Without limiting the generality of the foregoing, the following costs and expenses arising from or relating to the Rehabilitation Business shall be Reimbursable Expenses: (i) reasonable travel expenses incurred personnel in the Manager’s employ for the purpose of making on-site visits to the Hotel Project and actual or potential service providers to the Hotel Project; (ii) outside counsel fees and expenses relating directly to matters arising out of expected services; and (iii) payments for goods or services furnished by unaffiliated parties for the benefit of the Company or its investors as a whole. Reimbursable Expenses shall not include, and Manager shall not be reimbursed by the Company for, any indirect or overhead expenses of Manager or its affiliates. For absence of doubt, items such as

(a) Company related account maintenance costs involving transfer agent(s), (b) ACH transfer fees between the Company and investors in the Company, and (c) any other cost fee or expense required or deemed beneficial for the Company’s operations, are a cost, fee or expense of the Company and not the Manager (except as specifically agreed to by the Manager in writing). To the extent (without a witten agreement to the contrary) should he Manager pay for such a cost, fee, or expense, such amount will be a reimbursable expense under this Section 3B.

4.Term; Termination.

A.Term. The term of the Agreement shall be for a period of the life of the Company unless terminated earlier on not less than one hundred twenty (120) days advanced written notice by the Company or the Manager to each other.

5.Indemnification. Each party (the “Indemnifying Party”) shall indemnify, hold harmless, and defend the other party, and its shareholders, members, directors, managers, officers,  employees,   affiliates,   agents,   successors   and   assigns   (each   of   them   being   an “Indemnified Party”) from and against any and all claims, suits, damages, fines, penalties, liabilities and expenses (including reasonable attorneys’ fees) resulting from or arising out of the gross negligence, willful misconduct, or illegal activity of, or the breach of this Agreement by, the Indemnifying Party or its shareholders, members, directors, managers, officers, employees, affiliates, agents, successors and assigns. The obligation of any Indemnifying Party under this Section 5 shall be reduced by any insurance recovery received by the Indemnified Party with respect to the claim for which it is seeking indemnity and, if such recovery is received by the Indemnified Party after a claim for indemnity has been paid by the Indemnifying Party, the Indemnified Party shall remit such insurance recovery to the Indemnifying Party to the extent it had previously paid such indemnity claim.

6.Additional Provisions.

1A-6-3

A.Assignability. Neither party to this Agreement may assign its rights and obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that either party may assign its rights and obligations under this Agreement to any entity with which it is affiliated or any non-affiliated entity in connection with a merger, consolidation or sale of substantially all of its assets and business. Subject to the foregoing, the terms of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

B.Subcontracting. The Manager may carry out the duties of this Agreement, in whole or in part, through a subcontract with any entity with which it is affiliated upon prior written notice to the Company.

C.Third Party Beneficiaries. There are no third party beneficiaries of or to this Agreement.

D.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

E.Headings. The headings of this Agreement are for convenience only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

F.Entire Agreement; Amendments. This Agreement contains all  the terms, conditions and understandings agreed upon by the parties and no other agreements, oral or otherwise, regarding the subject matter of this Agreement will be deemed to exist or to bind either of the parties hereto. This Agreement cannot be altered, modified or changed except by another agreement signed by each party.

G.Counterparts. This Agreement may be executed in two or more counterparts, each and all of which will be deemed an original and all of which, when taken together, will constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

1A-6-4

DocuSign Envelope ID: 2727C454-FD71-4689-B435-B729EFD111E0

IN WITNESS WHEREOF, each party hereto has caused this Management Services Agreement to be duly executed on its behalf by a duly authorized officer on and as of the date first written above.

HotelierCo LLC

DocuSigned by:

By: Nathan Kivi

Name: Nathan Kivi

Time: Manager

HCo Cape May LLC

DocuSigned by:

By: Nathan Kivi

Name: Nathan Kivi

Title: Manager

4

94452369.3

1A-6-5

CONTRACT FOR SALE AND PURCHASE OF REAL ESTATE

THIS CONTRACT FOR SALE AND PURCHASE CONTRACT OF REAL

ESTATE (this “Contract”) is made as of this 14th day of December 2018, by and between Mark Alden Lukas, with an address of 119 Myrtle Avenue, West Cape May, New Jersey 08204, and Edward Celata, with an address of 123 Broadway, West Cape May, New Jersey 08204 (together “Seller”) and HCo Property Cape May LLC with an address of 2100 Powers Ferry Road, Suite 370, Atlanta, GA 30339, (“Buyer”).

BACKGROUND

WHEREAS, Mark Alden Lukas is the owner of a parcel of real property 119 Myrtle Avenue, West Cape May, NJ 08204 consisting of 0.55 acres known as Block 4, Lot 4, located in the Borough of West Cape May, Cape May County, New Jersey ("Parcel 1") as more particularly described in the attached Exhibit "A-1” as well as all easements, appurtenances, rights and privileges as contained in or in any way pertaining to or beneficial thereto; and

WHEREAS, Edward Celata is the owner of a parcel of real property 123 Broadway, West Cape May, NJ 08204 consisting of 0.17 acres known as Block 4, Lots. 20.01 and 20.02, located in the Borough of West Cape May, Cape May County, New Jersey ("Parcel 2") as more particularly described in the attached Exhibit "A-2” as well as all easements, appurtenances, rights and privileges as contained in or in any way pertaining to or beneficial thereto; and

WHEREAS, Parcel 1 and Parcel 2 shall be together referred to herein as the

“Property” and

WHEREAS, “Seller” shall collectively refer to Mark Alden Lukas and Edward Celata unless the context clearly indicates otherwise; and

WHEREAS, Seller desires to sell and Buyer desires to buy the Property for the consideration and on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and intending to be legally bound hereby, Seller hereby agrees to sell and Buyer hereby agrees to buy the Property in accordance with the following terms and conditions:

1.Purchase Price: Deposit. The purchase price for the Property shall be Two Million Two Hundred Fifty Thousand ($2,250,000.00) Dollars ("Purchase Price"). The Purchase Price shall be payable by Buyer to Seller as follows:

a.With respect to Parcel 1, an earnest money deposit of Twenty Five Thousand ($25,000.00) Dollars ("Deposit") shall be delivered in escrow to Buyer's attorneys, Drinker Biddle & Reath LLP, (in such capacity, "Escrow Agent") within five (5) business days after the date of this Contract, which shall be deposited in an interest-bearing account.

1A-6-6

b.With respect to Parcel 2, an earnest money deposit of Twenty Five Thousand ($25,000.00) Dollars ("Deposit") shall be delivered in escrow to Buyer's attorneys, Drinker Biddle & Reath LLP, (in such capacity, "Escrow Agent") within five (5) business days after the date of this Contract, which shall be deposited in an interest-bearing account.

c.The balance of the Purchase Price (subject to prorations and adjustments set forth herein) shall be payable on the date of Closing of title to the Property by cashier's or certified check payable to Seller or by attorney trust fund or title company check payable to Seller, or, at Seller's election, by wire transfer to a financial institution designated by Seller.

d.All parties agree to be bound by the attached “Joinder by Escrow Agent” to be executed by Escrow Agent following the parties execution of this contract.

e.The Purchase Price shall be allocated between Parcel 1 and Parcel 2 as follows:

Parcel 1 $1,550,000.

Parcel 2 $700,000.

2.Survey. Within sixty (60) days from the date of this Contract, Buyer shall obtain a current boundary survey of the Property, together with a legal description thereof, prepared by a land surveyor licensed in the State of New Jersey and certified to Buyer and to the Title Company (as hereinafter defined) as made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys (1997) jointly adopted by the American Land Title Association and the American Congress of Surveying and Mapping (the "Survey"). Upon receipt of the Survey, the description of the Property set forth in Exhibits "A-1” and “A-2" shall be deemed supplemented and such land as described on the Survey shall constitute the Property. Seller shall provide to Buyer all environmental reports, surveys, titles, and similar materials relating to the Property ("Seller's Materials"), as exist and are in Seller's or their agents' possession.

3.Title Evidence, Title and Survey Review. Buyer shall, at Buyer’s expense, order an owner’s title insurance commitment for the Property (“Commitment”) from a reputable title insurance company licensed in New Jersey (“Title Company”). Within fifteen (15) days from the date on which Buyer has received both the Commitment and the Survey, but not more than ninety (90) days from the date hereof ("Title Objection Period"), Buyer shall provide true copies to Seller and shall examine the Survey and the Commitment to determine the nature of any defects in title and/or state of facts disclosed by the Survey. If the title to all or part of the Property is subject to liens, encroachments, encumbrances, easements, conditions or restrictions not satisfactory to Buyer, or if the survey is in any way unsatisfactory to Buyer (in each case a “Defect”), Buyer shall give written notice to Seller of its objections to the state of the title or the survey prior to the expiration of the Title Objection Period and Seller shall have ten (10) days after receipt of such notice in which to proceed diligently to remedy or remove any such Defect; provided, that where a lien or encumbrance can be satisfied and removed by the payment of money, and the proceeds of sale will be sufficient for that purpose, Seller may pay and satisfy such liens or encumbrances with closing proceeds. Except for Defects arising or appearing of

1A-6-7

record after Buyer’s receipt of the Commitment or Survey, as applicable, (in which case, notwithstanding anything to the contrary, Buyer may, at its option, (i) elect to have Seller cure such Defect at Seller’s cost or (ii) terminate the Contract) any defect to which Buyer does not object to on or before the expiration of the Title Objection Period shall be deemed waived. In the event Seller fails to remove any defect objected to by Buyer as provided above, Buyer shall have the option of either accepting the title subject to such defect or terminating this Contract and receiving a refund of the Deposit, whereupon neither party shall have any further rights or obligations hereunder.

4.Inspection Period.

a.Buyer shall have until 5:00 p.m. Eastern Standard Time on the 60th day after the date of this Contract (“Inspection Period”) to inspect and review, at Buyer's sole cost and expense (“Due Diligence Review”) the condition of the Property including without limitation the plumbing, electrical, heating and air conditioning systems and the environmental condition of the Property and whether the building located thereon is suitable for Buyer’s intended use. Seller shall provide reasonable access to the Property to Buyer and Buyer's agents and employees during the Inspection Period, subject to the terms and conditions herein.

b.Buyer shall be responsible for any and all losses, damages, charges and other costs associated with its Due Diligence Review and Buyer covenants and agrees to return the Property to the same condition as existed prior to any inspections and studies. Buyer agrees not to allow any liens to arise against the Property as a result of such inspections and studies or Buyer's access to the Property and agrees to indemnify, defend and hold Seller harmless from and against any and all claims, charges, actions, costs, expenses (including attorneys fees), suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Buyer's or its agent's, employee's or contractor's entry onto the Property or for any testing or inspections related thereto. This provision shall survive Closing or termination of this Contract for any reason.

c.Prior to the expiration of the Inspection Period, Buyer may terminate this Contract, in its sole and absolute discretion, upon notice to Seller of Buyer's decision to terminate this Contract because of unsatisfactory results of the Due Diligence Review. Upon such termination, the Deposit shall be returned to Buyer, and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder. If Buyer fails to deliver to Seller any written notice of termination prior to the expiration of the Inspection Period, and if this Contract is not otherwise terminated pursuant to the provisions hereof, then this Contract shall remain in full force and effect and Buyer shall be deemed to have accepted the condition of and state of title to the Property, as of 5:01 P.M. Eastern Standard Time on the last day of the Due Diligence Period.

d.Upon the expiration of the Inspection Period, the sole obligation of the Seller with respect to the physical condition of the Property shall be to deliver possession of the Property to Buyer in substantially the same physical condition (excluding normal wear and tear and casualty damage) as existed on the last day of the Inspection Period and Buyer has agreed to close title on the Property on the closing date, except as set forth herein.

1A-6-8

5.Intentionally Omitted.

.6.Maintenance Prior to Closing. Until the time of Closing, each Seller shall, as the portion of the Property owned by it: (a) maintain the Property in substantially the same manner as it is currently being maintained and operated; (b) not make any substantial alterations or changes to the Property other than ordinary and necessary maintenance and repairs, without Buyer's prior written approval; (c) maintain in effect all policies of Property, casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to the Property; (d) timely pay all taxes, assessments, utility charges and rents and other charges affecting the Property; and (e) not to appeal any Property tax assessments. Notwithstanding the provisions of (a) through (e) above, Seller may change or  modify any rights, obligations or contracts relating to the Property as necessary or proper in the ordinary course of conduct of the Seller's business upon prior notice to Buyer and approved by Buyer, not to be unreasonably withheld or delayed. Nothing contained herein shall prevent Seller from acting to prevent loss of life, personal injury or Property damage in emergency situations, or prevent Seller from performing any act with respect to the Property which may be required by any applicable law, rule or governmental regulation. Until the time of Closing, Seller shall not enter into any leases with respect to any portion of the Property without Buyer's prior written consent.

7.Seller's Representations. Each Seller, as to itself and the portion of the Property owned by it represents and warrants to Buyer that:

a.Seller holds good and marketable fee simple title to the Property and there are no leases, contracts or other agreements with respect to the sale or use of the Property with any other party.

b.The Seller has full, unconditional power, authority and right to enter into this Contract, to perform, carry out and fulfill its obligations hereunder, and, in connection with the transaction contemplated hereby, to convey the Property to the Buyer as herein provided and no approval of any Court is a prerequisite thereto. Neither the execution of, nor the delivery of this Contract, nor the performance hereof by the Seller, will award, judgment or decree to which the Seller is or has been a party, or result in a breach of any term, condition or provision of or constitute a default under any contract, indenture, mortgage or deed of trust to which the Seller is a party or by which Seller is bound, or conflict with, violate or result in the breach of any law binding upon the Seller or result in the creation or imposition of any security interest, mortgage lien, change or encumbrance upon the Seller’s properties or assets. Except as contemplated in this Contract, no consent, authorization or approval of, or exemption by, any governmental or public body or authority that has not been obtained is required to enable the Seller to execute, deliver or perform this Contract. Seller is duly formed in its sale of formation and is validly existing in good standing.

c.Seller is not aware of nor has received any notice of any violations of any law, ordinance, order or requirement of any governmental body with respect to the Property.

1A-6-9

d.Seller has no knowledge of any pending or threatened condemnation proceeding, taking by eminent domain or special assessment with respect to the Property, Seller or any third party relating to or affecting the Property.

e.There are no liabilities of any kind (including Federal, state, county, municipal or other governmental or quasi-governmental law) which could or would affect or result in any claim, lien, judgment or other encumbrance upon or against the Property (which could not be fully satisfied as of the Closing Date) or the Buyer’s rights under this Contract except as state and local income tax returns in connection with the Property, and there are no claims for any deficiencies pending, or to the Seller’s knowledge, any basis for such a claim by any taxing authority.

f.The Seller will not create or suffer to exist any manner of lien or encumbrance upon or affecting title to the Property that would not be satisfied at Closing on the Closing Date.

g.The Property and the use thereof does not violate any Federal, state, county, municipal or other governmental or quasi-governmental law, ordinance code, order, regulation, moratorium or other requirement.

h.Title to the Property has not been acquired or derived by adverse or color of title possession, Martin Act proceedings or any act for sale of land for the non-payment of municipal taxes or assessments.

i.There are no recorded or unrecorded (i) leases, (ii) mortgages, or (iii) other contracts or undertakings affecting the ownership, operation, or development of the Property (except as set forth in this contract) which will survive closing on the Property, other than those documents of record to which the conveyance hereby contemplated is expressly made subject.

j.The Seller is not a “foreign person” as defined by the Internal Revenue Code and will provide such reasonable assurances of this fact as are required by the Buyer or its title company.

k.No default or breach exists under any covenant, condition, restriction, right-of-way or easement affecting the Property or any portion thereof, and there are no encroachments, boundary or setback violations and there are no forfeiture provisions in any covenants or restrictions of record.

l.The Property is not now and never has been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with hazardous materials and no hazardous materials are located on or under any of the Property. Seller has not received any notice or advice from any governmental body with regard to hazardous materials on, from or affecting the Property. The term "hazardous materials" as used in this Contract shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, hazardous fertilizer, asbestos or any material containing asbestos or any other substance or material as may be defined as hazardous or toxic by any federal, state or local environmental law, ordinance, rule or regulation.

1A-6-10

m.To the best of Seller's knowledge, Seller has duly complied with, and the Property is in compliance with, the provisions of all Federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder including regulations (hereinafter "Environmental Laws") that govern the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any Federal, state or local law, code and ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous).

n.There are no underground storage tanks on the Property, and none have been removed.

o.This Contract has been duly authorized, executed and delivered by Seller, and is a legal, valid and binding obligation of Seller enforceable in accordance with its terms. All the documents executed by Seller which are to be delivered to Buyer at the Closing will be duly authorized, executed and delivered by Seller and will be legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

p.Intentionally omitted.

q.As a condition precedent to Buyer's obligation to purchase the Property, Seller at Seller's sole expense, shall obtain from the New Jersey Department of Environmental Protection, pursuant to the Industrial Site recovery Act, N.J.S.A. 13:1K-6 et seq. (formerly Environmental Clean-Up Responsibility Act "ECRA") and the regulations promulgated thereunder (hereinafter "ISRA") a letter of Non Applicability.

r.The Property is not assessed for municipal tax purposes under the Farm Land Assessment Act of 1964, or subject to roll back taxes pursuant to the Farm Land Assessment Act or any Amendment thereto.

The foregoing representations and warranties are true and correct as of the date hereof, shall be true and correct as of the closing date and shall survive the Closing. To the knowledge of each Seller, the foregoing representations made by the other Seller are true and complete in all respects.

8.Closing: Possession and Closing Procedure.

a.Unless this Contract has been terminated, the consummation of the transaction contemplated hereby ("Closing") shall take place December 31, 2019 or on such earlier date as agreed to by the parties (“Closing Date”). The Closing shall take place in the Princeton, New Jersey offices of Drinker Biddle & Reath LLP or shall be an “escrow” remote Closing. Buyer shall have the option of extending the Closing date hereunder by two (2) extension periods of thirty (30) days each by providing written notice to Seller.

b.Exclusive possession of the Property shall be delivered to Buyer at Closing, free of all tenancies, leases or claims of possession by any person or entity.

1A-6-11

c.At Closing, each Seller shall deliver to Buyer the following documents with respect to itself and the portion of the Property owned by it:

i.Bargain and Sale Deed with Covenants against Grantor Acts conveying the Property in fee simple, clear of all liens and encumbrances except as set forth herein.

ii.Copy of such documents and resolutions as may be acceptable to the Title Company to evidence the authority of the person signing the deed and other documents executed by Seller at closing and the power of Seller to convey the Property to Buyer in accordance with this Contract.

iii.Non-foreign affidavit.

iv.Owner's affidavit acceptable to the Title Company without exception for possible mechanic's liens or other claims against the Property.

v.Closing statement executed by Seller setting forth the allocation of closing costs, purchase proceeds, etc.

vi.1099.

vii.A Closing certification stating that all representations and warranties in this contract are true and correct as of the date of Closing.

viii.A general assignment executed by Seller in favor of Buyer assigning to Buyer all of Seller's right, title and interest in and to all permits, licenses, applications, and warranties relating to the Property.

ix.A Letter of non-applicability from the New Jersey Department of Environmental Protection with respect to ISRA, along with a copy of Seller's application for such letter.

x.Any other documents, instruments or Contracts required by the Title Company or reasonably necessary to effectuate the transaction contemplated by this Contract.

d.At Closing, Buyer shall deliver to Seller the balance of the Purchase Price.

9.Closing  Costs  and  Prorations.Closing costs and prorations of this transaction shall be paid as follows:

a.Seller shall pay the cost of preparing the deed, recording fees, any costs for curing any title defects Seller is required to cure, and Seller's attorneys fees.

1A-6-12

b.Buyer shall pay the costs of recording the deed, expenses associated with any due diligence and inspection studies relating to the Property, all costs of approvals, permits and the like, and Buyer's attorneys fees.

c. Real estate transfer taxes and fees shall be paid by the Seller. Seller shall pay for any municipal assessment for work and improvements for which a municipal claim may be filed against the Property where an ordinance or resolution authorizing such work or improvement is adopted prior to the date of this Contract. Buyer shall pay for any municipal assessment for work and improvements for which such a claim may be filed where an ordinance or resolution authorizing such work or improvement is adopted on or after the date of this Contract. Buyer shall be responsible for any “mansion tax,” if applicable.

d.Real estate taxes shall be prorated as of the Closing Date in accordance with the fiscal year of the taxing authority. Seller shall pay all real estate taxes attributable to the Property up to but not including the Closing Date. If the real estate tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year, and such proration shall be adjusted in cash between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at Closing.

e.Seller shall pay all sewer, water and other utility charges and other operating expenses attributable to the Property up to and including the Closing Date and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date.

10.Condition of Property. On the Closing date the Property shall be in substantially the same condition as on the day of this Contract, reasonable wear and tear excepted. Except as specifically noted in this Contract, if any material portion of the Property or access thereto shall be taken by public authority, or if Seller receives notice of any such proposed condemnation or taking, or if the Property is otherwise materially damaged prior to the Closing date, Seller shall promptly give written notice to Buyer of such occurrence and Buyer shall have the option of either terminating this Contract upon notice to Seller or consummating the sale of the Property. If Buyer chooses to consummate the sale of the Property, Buyer shall pay the full purchase price and Seller will assign to Buyer all claims and rights of recovery as a result of such taking or damage to the Property.

11.Real Estate Commission.  Buyer and Seller represent and warrant each  to the other that neither has entered into any Contract or taken any other action which would result in a real estate brokerage commission, finder's fee or other similar charge payable on account of the sale of the Property. Each party agrees to indemnify and hold harmless the other against any other costs for such a charge arising out of the actions of the indemnifying party. Seller and Buyer agree that it is their specific intention that no broker shall be a party to or a third party beneficiary of this Contract; and further that the consent of a broker shall not be necessary to any Contract, amendment, or document with respect to the transaction contemplated by this Contract.

1A-6-13

12.Notices. Any notices required or permitted under this Contract shall be in writing and shall be (i) mailed, postage prepaid, by registered or certified mail, return receipt requested, (ii) deposited with a nationally recognized overnight delivery service, e.g., Federal Express, Purolator, Express Mail, etc., (iii) personally delivered, addressed to the respective parties at the respective addresses set forth below or (iv) sent by email to the email address set forth below:

To Buyer:HCo Property Cape May LLC

2100 Powers Ferry Road, Suite 370

Atlanta, GA 30339

Attention: Nathan Kivi

Email: nathan.kivi@hotelierco.com

With a copy to:Dorothy Bolinsky, Esquire

Drinker Biddle & Reath LLP

105 College Road East

P.O. Box 627

Princeton, NJ 08542-0627

Email: dorothy.bolinsky@dbr.com

To Seller:Mark Alden Lukas

119 Myrtle Avenue

West Cape May, NJ 08204

Attention: Mark Alden Lukas

Email: mark@lukasdesigngroup.com

To Seller:Edward Celata

119 Myrtle Avenue

West Cape May, NJ 08204

Attention: Edward Celata

Email: edward.celata10@gmail.com

Any notice shall be deemed to have been given on the date when received and receipted for, if sent physically by other than registered or certified mail, or, if sent by registered or certified mail, on the earlier of (a) the date set forth on the return receipt, (b) the date of delivery as shown on the Post Office records or (c) the date delivery was refused as shown on the Post Office records. Any notice sent by email shall be deemed delivered on the date of actual receipt if received by 5:00 p.m. local time, or if received after 5 p.m. local time, on the next following business day.

13.Default, Buyer Remedies. If any Seller fails to perform any of  its material obligations or Contracts contained herein and if Buyer is not then in default of any of its obligations and Contracts contained herein, then Buyer may pursue all of the following remedies: either (a) to terminate this Contract by giving written notice of termination and the reasons therefor to Seller, in which event neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder and the Deposit shall be returned to Buyer, or (b) Buyer may proceed to Closing for conveyance of the Property, pursuant to which Seller

1A-6-14

shall convey to Buyer such title to the Property as Seller then holds on the date of Closing consistent with the terms of this Contract and Buyer shall take the Property in the physical condition as then exists consistent with the terms of this Contract. In the event of a willful breach by any Seller, in addition to a return of the Deposit, Buyer shall be entitled to specific performance or to recover from such Seller its actual damages equal to the costs actually incurred in connection with the negotiation of this Contract, any title costs, survey charges, and consulting fees incurred in connection with its due diligence review.

14.Default, Seller Remedies. If Buyer fails to perform or breaches any of its obligations or Contracts required under this Contract, or fails to close the transaction (except for in the event of a permitted termination of this Contract in accordance with the provisions hereof), then both Mark Alden Lukas and Edward Celata may unanimously elect as Seller's sole remedy option hereunder to terminate this Contract and to receive the Deposit and Buyer shall have no further obligations or liabilities one to the other hereunder. Seller's election to receive the  Deposit as “liquidated damages” is agreed to by the parties due to the difficulty, inconvenience and uncertainty of ascertaining actual damages for such breach by Buyer and Buyer agrees that the same is a reasonable and fair estimate of damages. Seller’s remedy hereunder may only be exercised unanimously by Mark Alden Lukas and Edward Celata.

15.Covenants of Seller.Each Seller as to itself and the portion of the property owned by it, hereby covenants with Buyer, as follows:

a.After the date hereof and prior to the Closing, no part of the Property, or any interest therein, will be sold or otherwise transferred without Buyer's consent.

b.Until the Closing, Seller shall keep the Property insured in the manner insured as of the date of this Contract.

c.Until the Closing, Seller shall operate and maintain the Property in the manner being operated and maintained on the date of this Contract.

d.During the pendency of this Contract, Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contract or Contracts (whether binding or not) regarding any disposition of the Property.

16.Risk of Loss.  Risk of loss shall be borne by the Seller until the Closing.  If the Property is damaged by fire, vandalism, storm, flood, or any other casualty between now and the Closing, the parties shall obtain an estimate, from an established contractor of their choice, of the cost of repairing the damage. If the estimated cost is less than 5% of the Purchase Price, the Seller shall repair the damage before the Closing at the Seller's expense. If the estimated cost is more than 5% of the Purchase Price, the Buyer may (a) terminate this Contract, require the Seller to repair the damage before the Closing, or (c) proceed with the purchase with an assignment of the insurance claim, if any, without abatement of the Purchase Price. If this Contract is terminated consistent with this paragraph, the Deposit will be returned to Buyer and neither party shall have any further liability to the other.

1A-6-15

17.Successors in Interest. All provisions of this Contract are binding upon and shall inure to the benefit of, and are enforceable by and against, the heirs, executors, administrators, successors and assigns of each party hereto.

18.Governing Law. The terms and conditions of this Contract shall be construed and controlled in accordance with the laws of the State of New Jersey, with jurisdiction and venue of any litigation placed in Cape May, New Jersey.

19.Entire Contract. This Contract contains the entire Contract between the parties with respect to the subject matter hereof and no statement or representation of any party, their agents or employees, shall form any part hereof or be binding upon the other party. This Contract shall not be changed or modified except by written instrument signed by the parties hereto.

20.Captions; Gender. Captions used in this Contract are for convenience of reference only and shall not affect the construction of any provision hereof. Whenever used, the singular shall include the plural, the plural shall include the singular and gender shall include all genders.

21.Effective Date. The term "effective date" or "date of this Contract" shall mean the date the last of either Seller or Buyer has executed this Contract.

22.Counterparts: PDF Execution. This Contract may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Contract by PDF shall be equally as effective as delivery of a manually executed counterpart of this Contract. Any party delivering an executed counterpart of this Contract by Telefacsimile also shall deliver a manually executed counterpart of this Contract, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Contract.

23.Surviving Clauses. Should any paragraph or sub-paragraph of this Contract or any provision, term or condition contained herein be finally declared illegal, invalid or unenforceable for any reason by a court of competent jurisdiction, that determination shall not effect the legality, validity and enforceability of the remaining provisions, terms and conditions of this Contract, and same shall remain in full force and effect. Any provision of this Contract, which by its nature and effect is required to be kept or performed after closing of title, shall survive passage of title and shall bind and benefit the parties hereto.

24.No Affiliation. Notwithstanding anything to the contrary  contained herein, this Contract shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Property to be conveyed as contemplated hereby.

1A-6-16

25.Timing. In the event that any of the dates specified in this Contract shall fall on a Saturday, a Sunday; or a holiday, then the date of such action shall be deemed to be extended to the next business day.

26.Construction. The language in all parts of this Contract shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Paragraph headings of this Contract are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Contract. References to paragraphs are paragraphs of this Contract, unless otherwise specifically provided.

27.Assignment. Buyer may assign this Contract without prior written  consent of Seller upon the following conditions: (i) the assignee of Buyer is more than 50% owned or controlled by Buyer or Nathan Kivi, (ii) the assignee of Buyer agrees to assume all obligations of Buyer hereunder, and (iii) a copy of the executed Assignment and Assumption Agreement is delivered to Seller at or prior to Closing.

288.Joint and Several. To the extent the Seller or Buyer hereunder are comprised of more than one person or entity, the liability and obligations of all such parties comprising Seller or Buyer, as applicable, shall be joint and several. This Section 28 shall survive Closing.

29.Bulk Sale Indemnification.   The parties acknowledge that the provisions of the New Jersey Sales and Use Tax Act, N.J.S.A. 54:32B-1 et seq. (“Bulk Sales Act”), are applicable to the sale of the Property by Seller. Buyer shall submit the required Notification of Sale, Transfer or Assignment in Bulk (Form C-9600) (“Bulk Sale Notice”) and all required attachments to the New Jersey Department of the Treasury, Division of Taxation, Bulk Sales Section (“Section”) not later than fifteen (15) business days prior to Closing. Such filing shall be made by Buyer via overnight delivery to the address specified by the Section for such filing by overnight delivery. Seller shall cooperate with the Buyer in connection with such submission by supplying Buyer with information necessary to file the Bulk Sales Notice no later than thirty (30) days prior to Closing. Buyer shall have received from the Section either a letter stating that a possible claim for New Jersey state taxes exists and setting forth in said letter the amount of the State's claim and the amount of money to be held in escrow at Closing (an “Escrow Letter”), or a clearance letter stating that the bulk sale case has been closed and no money is to be placed in escrow. Should the Section provide an Escrow Letter prior to Closing, Seller shall post an escrow in the amount required by the Section at Closing with the Escrow Agent or the Title Company. The foregoing notwithstanding, in the event Buyer timely files such required notice to the Section and the Section does not notify Buyer in writing on or before Closing of any claim by the State, Seller shall escrow at Closing an amount equal to the amount shown on line 12 (the estimated tax on gain due) of the Asset Transfer Tax Declaration prepared by Seller.

[SIGNATURES ON NEXT PAGE]

1A-6-17

DocuSign Envelope ID: 8AA622B7-4F87-42DB-958C-A142CAA8EE2E

IN WITNESS WHEREOF, the parties hereto have executed this Contract in counterparts as of the day and year first set forth above.

Date of Signatures

BUYER:
HCO PROPERTY CAPE MAY LLC

DocuSigned by:
Nathan Kivi
____
Name: Nathan Kivi
Title: Authorized Representative

SELLER:

DocuSigned by:
____
Name: Mark Alden Lukas

SELLER:

DocuSigned by:
____
Name: Edward Celata

95765765.4

1A-6-18

JOINDER BY ESCROW AGENT

The undersigned, Drinker Biddle & Reath LLP, as Escrow Agent under the Contract for Sale and Purchase of Real Estate between Mark Alden Lukas and Edward Celata ("Seller") and HCo Property Cape May LLC ("Buyer") to which this Joinder is attached, signs below to evidence its Contract to hold and disburse the Deposit paid by Buyer in accordance with the terms of such Contract, all provided that the parties acknowledge and agree the following terms and conditions shall apply to the rights, obligations and liabilities of the Escrow Agent in connection with the Contract:

1.Escrow Agent named herein will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any letter or document delivered to the Escrow Agent. The Escrow Agent shall not be liable for any act or omission done in good faith or for any claim, demand, loss or damage made or suffered by any party to this Contract, other than as may arise through the willful misconduct or gross negligence of the Escrow Agent. The Escrow Agent is expressly authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of funds held hereunder.

2.Seller and Buyer agree to indemnify and hold the Escrow Agent harmless from and against any and all expense, damage or cost, including reasonable attorney's fees, incurred by the Escrow Agent and arising from the good faith performance of its duties hereunder.

3.If the Escrow Agent is in doubt as to its duties hereunder or in the event of a dispute between the parties as to the disposition of any funds held by Escrow Agent, the Escrow Agent may, in its sole discretion, continue to hold the funds in escrow until all parties mutually agree to the disposition thereof, or it may deposit all monies held pursuant to this Contract with the Clerk of the Superior Court of Cape May County in which the Property is located and, upon notifying all parties of such action, all liability on the part of the Escrow Agent shall terminate. In the event of any suit between the parties wherein the Escrow Agent is made a party by virtue of acting as Escrow Agent hereunder, or in the event of any suit where an escrow agent interpleads the monies held hereunder, the Escrow Agent shall be entitled to recover reasonable attorney's fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the Escrow Agent against both Seller and Buyer, but as between Seller and Buyer, the prevailing party shall be entitled to recover the same from the other party.

4.Seller acknowledges that Drinker Biddle & Reath LLP is counsel to Buyer in connection with the Transaction described in the Contract of Sale and this Contract, and anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that Drinker Biddle & Reath LLP may continue to represent Buyer as Buyer's counsel in any dispute between Buyer and Seller relating to the Contract of Sale or this Contract, including any dispute relating to the Escrow Fund, while continuing to act as Escrow Agent hereunder. Nothing contained herein, nor the execution or delivery of this Contract by Escrow Agent, shall in any way affect or require the termination of such attorney-client relationship, and Seller hereby specifically consents to the continued representation of Buyer by Drinker Biddle & Reath LLP in

1A-6-14

DocuSign Envelope ID: 8AA622B7-4F87-42DB-958C-A142CAA8EE2E

all suits, claims, controversies or disputes which may arise hereunder or under the Contract of Sale, and Seller irrevocably waives any objection which Seller may have with respect to any such representation of Buyer by Drinker Biddle & Reath LLP which Seller might otherwise be entitled to assert. This provision shall survive the termination of this Contract.

ESCROW AGENT:

DocuSigned by:
By: Dorothy Bolinsky
Drinker Biddle & Reath LLP

Date of Execution: 1/9/2019

95765765.4

15

1A-6-15

Exhibit A-1

Parcel 1 Description

[to be attached]

1A-6-16

1A-6-17

Exhibit A-2

Parcel 2 Description

[to be attached]

1A-6-18

TECHNICAL SERVICES AND PRE-OPENING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of 4 February, 2018 (the “Effective Date”), by and between the HCO PROPERTY CAPE MAY LLC (the “Owner”), and VALOR HOSPITALITY PARTNERS, LLC, a Georgia limited liability company (“Consultant”).

W I T N E S S E T H:

WHEREAS, Owner and Consultant desire to enter into an agreement containing the terms and conditions pursuant to which Owner will engage Consultant as a consultant to Owner from and after the date of this Agreement for purposes of assisting Owner in the construction and completion prior to operation of the (the “Hotel”) and;

WHEREAS, Owner and Consultant agree that this Agreement Supersedes any prior executed agreement between Owner and Consultant and;

WHEREAS, Owner and Consultant desire to enter into this Agreement to reflect the terms agreed to by Owner and Consultant as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Duties. During the Term (as defined below in Section 2), Owner hereby  agrees to engage Consultant to perform the duties, responsibilities and services set forth on Exhibit A attached hereto (the “Duties and Responsibilities”) in a diligent and efficient manner. Consultant agrees to serve in such capacity and to perform the Duties and Responsibilities consistent with Consultant’s role as a consultant. Consultant also agrees to conduct all business in a lawful manner.

Section 2.    Term. The term of this Agreement shall be for a period commencing on    the Effective Date and ending upon the earlier to occur of (a) Owner and Consultant executing the Management Agreement (as defined below), or (b) the fifth (5th) year anniversary of the date of this Agreement (the “Term”).

Section 3.Compensation.

3.1Compensation. Owner agrees to pay Consultant $120,000 as a total for the Technical Services and Information Technology Services described in the Duties and Responsibilities listed on Exhibit A. A portion of this payment may be taken and applied as Voting Shares in HCo Cape May LLC as outlined in Section 3.5. Payments for Pre-opening Management Services will occur from break of escrow for the HCo Cape May LLC based on the SEC Offering Circular.

1A-6-19

3.2Owner further agrees to pay Consultant an additional $150,000.00 for the Pre-opening Management Services described in the Duties and Responsibilities listed on Exhibit A portion of this payment may be taken and applied as Voting Shares in HCo Cape May LLC as outlined in Section 3.5. Payments for Pre-opening Management Services will occur from break of escrow for the HCo Cape May LLC based on the SEC Offering Circular.

3.3Reimbursement of Expenses. The Owner shall pay or reimburse Consultant for all reasonable and necessary out-of-pocket expenses actually incurred or paid by Consultant in connection with the performance of the Duties and Responsibilities. The expenses which Consultant may incur shall be ordinary and necessary expenses incurred in a trade or business as defined by the United States Internal Revenue Code and shall include, without limitation, all costs of hiring, maintaining and training employees and accountants, travel to and from the Hotel, meals of employees while traveling for the benefit of the Hotel, as well as office expenses incurred in connection with providing or conducting the Duties and Responsibilities but shall exclude any office rent and other overhead or expenses of Consultant associated with its office. Consultant shall provide an itemized account of expenditures and appropriate receipts to Owner, in accordance with policies established by Owner, when requesting reimbursement.

3.4Cessation of Compensation. All compensation due to Consultant by Owner and all other benefits provided to Consultant pursuant to this Section 3 or otherwise from time to time shall immediately cease to accrue upon any termination of Consultant’s engagement as a consultant with Owner upon the expiration of the Term.

3.5Payment of Compensation. Consultant will have $150,000 worth of Voting Shares in HCo Cape May LLC. The amount of funds required to have the $150,000 investment in HCo Cape May LLC Voting Shares will be applied against Compensation payable under Section 3 of this Agreement.

Section 4.Termination.

4.1Termination by Owner for Cause. Notwithstanding anything contained herein to the contrary, Owner may terminate this Agreement immediately at any time, without notice, upon the occurrence of a “Cause” event. The Owner shall not be obligated to pay any compensation to Consultant after the effective date of the termination. For purposes of this Section 4.1, the term “Cause” shall mean any one or more of the following:

(a)Any officer of Consultant staffed to the Hotel of Consultant is convicted of, or pleads no contest to, a felony, any crime involving fraud or moral turpitude, or a misdemeanor where imprisonment is imposed;

(b)Consultant or any member of Consultant commits any act of theft, fraud, dishonesty or falsification of any employment or business records of Owner or any of its affiliates;

(c)Consultant or any member of Consultant engages in any misconduct in connection with the performance of any of the Duties and Responsibilities,

1A-6-20

including, without limitation, misappropriation of funds or property of Owner or any of its affiliates, or securing or attempting to secure personal profit in connection with any transaction entered into on behalf of Owner;

(d)Consultant or any member of Consultant is cited and found guilty for violation of any law or regulations (excluding traffic or parking ordinances and rules) to which Owner or any of its affiliates is subject;

(e)Consultant or any member of Consultant deliberately destroys any property belonging to Owner or any of its affiliates; or

(f)a material breach by Consultant of any provision of this Agreement which is not cured within 30 days written notice by Owner, provided that such breach is capable of being cured without material harm to Owner, otherwise the notice and cure period shall not apply.

For purposes of this Agreement, the term “Cause” shall not include any act or failure to act on Consultant’s part if done or omitted to be done in demonstrable good faith and with the reasonable belief that the act or omission was in the best interest of Owner or any of its affiliates or pursuant to an express policy of Owner at the time of such act or omission. In the event Owner wishes to investigate any alleged misconduct, Owner may, after discussing the proposal of suspension with Consultant and considering Consultant’s views, suspend Consultant while the investigation is carried out.

Upon the occurrence of any event of Cause and in the event Consultant is entitled to notice and opportunity to cure the same, Owner shall not be required to provide notice and a right to cure to Consultant for any subsequent event of Cause of any kind during that calendar year.

4.2Obligations of Consultant upon Termination. Upon the termination of  this Agreement for any reason, or at any other time upon the request of Owner, Consultant shall immediately return to Owner all information, material or property including without limitation computer disks, printouts, manuals, reports, letters, memos, plans, diagrams, security cards, keys, and laptop computers either belonging to or the responsibility of Owner and all copies of that material, which are in Consultant’s possession or under Consultant’s control.

Section 5.Restrictive Covenants.

5.1Return of Owner Property. Upon any voluntary or involuntary termination of this Agreement and at any time upon request of Owner, Consultant agrees to immediately return to Owner all property of Owner (including but not limited to all documents, electronic files, records, computer disks or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or Trade Secrets (each as defined by applicable law)) that Consultant created, used, possessed or maintained while engaged by Owner from whatever source and whenever created, including all reproductions or excerpts thereof.

1A-6-21

5.2Non-Piracy of Employees and Independent Contractors. Throughout the Term of this Agreement and for a period of one (1) year following the date of any voluntary or involuntary termination of this Agreement, Consultant covenants and agrees that Consultant shall not, directly or indirectly: (i) solicit for employment, recruit or hire (or attempt to solicit, recruit or hire) or otherwise assist anyone in soliciting for employment, recruiting or hiring any employee or independent contractor of Owner who was employed by or performed for Owner during the Term and with whom Consultant had Material Contact; or (ii) otherwise encourage, solicit, or support any such employee or independent contractor to terminate his or her employment, contractual or business relationship with Owner.

For purposes of this Section 5.22, “Material Contact” shall exist if Consultant (a) supervised the person or was supervised by the person; or (b) worked with or interacted with the person or entity with regard to Owner’s business.

Section 6. Remedies. In the event of any breach of this Agreement by Consultant or Owner, either party shall have all rights and remedies available at law or in equity. Consultant acknowledges that Owner’s liability hereunder is limited by the doctrine of sovereign immunity but only to the extent provided at law and Owner waives such doctrine to the maximum extent permitted by statute or case law of the State of New Jersey or federal laws of the United States of America.

Section 7. Indemnity. Owner hereby agrees to  indemnify  and  hold  harmless Consultant, and its employees, managers, members, officers, directors, agents, contractors, representatives, successors and assigns, from any and all charges, complaints, claims, liabilities, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses including attorneys’ fees and costs actually incurred (collectively, “Losses”), of any nature whatsoever, arising from Consultant’s performance of the Duties and Responsibilities, except for any Losses determined by a Court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Consultant.

Section 8.Management Agreement. Upon the earlier to occur of (i) substantial completion of construction of the Hotel signified by temporary certificate of occupancy issuance by the applicable local governmental authority in Cape May County, NJ, (or) execution of the management agreement (discussed immediately below), Owner and Consultant hereby agree to enter into the management agreement for the Hotel which shall substantially comply with the summary of terms for such agreement attached hereto as Exhibit B.

Section 9.Severability. If any of the provision this Agreement is found by a court to  be invalid or unenforceable for any reason, including, without limitation, the scope or the duration thereof, such provision shall be construed and/or reduced or reformulated by the court (or by the parties, if the court refuses to do so) in such a way as to make it valid and enforceable to the maximum extent possible.

Section 10.Miscellaneous Provisions.

1A-6-22

10.1Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

10.2Assignment; Binding Effect. The Owner may assign this Agreement and the obligations of Consultant hereunder without the consent of Consultant. Due to the personal service nature of Consultant’s obligations, Consultant may not assign this Agreement, except the assignment of any right to receive compensation or other payment. Subject to the restrictions in this Section, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives.

10.3Legality and Severability. The parties hereto acknowledge and agree that the provisions contained in this Agreement are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule, or regulation. In the event a court of competent jurisdiction finds any provision (or subpart thereof) to be illegal or unenforceable, Owner and Consultant agree that it shall be severed and the remaining clauses and Sections enforced in accordance with the tenor of this Agreement. Any illegal or unenforceable provision (or subpart thereof), or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

10.4Entire Agreement; This Agreement, together with the Management Agreement, including the exhibits, documents and instruments referred to herein or therein and any other instruments, documents or agreements executed or delivered pursuant hereto or thereto, constitutes the entire agreement, and supersedes all other prior oral or written agreements, promises, representations, warranties, or inducements among the parties with respect to the subject matter hereof. This Agreement can only be modified by a writing signed by both Owner and Consultant.

10.5Governing Law; Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the New Jersey without regard its conflicts of law provisions. In the event of any litigation arising out of or relating to this Agreement, the parties expressly agree to the exclusive jurisdiction and venue in the appropriate state or federal court located in New Jersey, and hereby waive any objections or defenses to such forum and venue selection.

10.6Review and Voluntariness of Agreement. Consultant acknowledges that (i) Consultant has had an opportunity to read, review, and consider the provisions of this Agreement; and (ii) Consultant has voluntarily entered into this Agreement.

10.7Waiver of Rights or Remedies. The failure or delay on the part of either party in insisting on strict compliance with the terms of this Agreement or to enforce at any time any of the provisions of this Agreement shall not operate or be construed as a waiver thereof or of any subsequent breach of this Agreement by the other party, nor in any way shall it affect the validity of this Agreement or any part thereof or the right to enforce thereafter each and every provision and to exercise each and every such right and remedy. Nothing shall constitute or have the effect of a waiver except an instrument in writing signed by both the Consultant and Owner,

1A-6-23

or their duly authorized agents or representatives, which expressly, and not impliedly, waives a right or rights under this Agreement.

10.8No Conflicting Obligations. Consultant acknowledges and represents that Consultant’s execution of this Agreement and performance of Consultant’s Duties and Responsibilities for Owner will not cause any breach, default, or violation of any other non- disclosure, confidentiality, non-competition, or other agreement to which Consultant may be a party or otherwise bound. Moreover, Consultant agrees that Consultant will not use in the performance of such Duties and Responsibilities for Owner or otherwise disclose to Owner any

Trade Secrets or Confidential Information of any person or entity (including any former employer) if and to the extent that such use or disclosure may cause a breach or violation of any obligation or duty owed to such employer, parson, or entity under any agreement or applicable law.

10.9Adequate Consideration. Consultant acknowledges that the consideration furnished by Owner in this Agreement, the sufficiency and adequacy of which is acknowledged, is in addition to anything of value to which Consultant is already entitled.

10.10Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when (i) delivered personally; (ii) received if mailed by first class registered or certified mail, postage prepaid; or (iii) delivered to the applicable party’s email inbox. Notices to Owner or the Consultant shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

10.11Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signatures transmitted by facsimile, PDF or other electronic means shall be deemed to be original signatures for all purposes.

* * * * *

[This space intentionally left blank; signature page follows.]

1A-6-24

DocuSign Envelope ID: 37C62564-B9C3-40E2-A1E2-0EB491613C74

IN WITNESS WHEREOF, Owner and Consultant have executed this Consulting Agreement as of the Effective Date set forth above.

OWNER

By: Nathan Kivi
Print Name: Nathan Kivi
Title: Manager

Address: 2100 Powers Ferry Road, Suite 370
Atlanta, GA 30339
Email: nathan.kivi@hotelierco.com

CONSULTANT:

VALOR HOSPITALITY PARTNERS, LLC, a Georgia limited liability company

By: Euan McGlashan
Print Name: Euan McGlashan
Title: Manager

Address: 2100 Powers Ferry Road, Suite 370
Atlanta, GA 30339
Email: emcglashan@valorhospitality.com

1A-6-25

EXHIBIT A

DUTIES AND RESPONSIBILITIES

Consultant takes the lead specifically on everything that relates to the hotel, including being Owner’s lead with respect to Owner’s budgets for the Hotel for Pre-Opening, Technical Services and Information Technology, which have the following budgets:

(a)Pre-Opening: $TBD;

(b)Information Technology: $TBD;

(c)Technical Services (includes, without limitation, operating supplies and equipment procuration (in conjunction with Bray Whaler, Owner’s primary (suggested) procuring agent for such supplied and equipment): $TBD.

Technical Services. Including but not limited to:

Create, then develop theme’s and concepts for hotel services, specifically all Food & Beverage offerings (restaurant /s, bar / s, rooftop’s, Deli’s, Café’s, Lounges etc.) as well as spa, fitness, libraries, lounges etc.

Develop property assessment overview including, full list of all space requirements, operational flows, services to be offered and detailed requirements for FF&E, OS&E and IT;

Determine scope of requirements to operate as an [brand] hotel property and write a highly-detailed business plan for the asset;

Determine vendor relationships, review necessary contracts and operating licenses, City and State ordinances, permitting, zoning and research availability of public incentives;

Assisting in developing a full and detailed project budget specifically as it relates to concluding an absolute ‘all-in’ project budget, outside of pure construction;

Address specific needs and work with ownership to assist in design and planning of any facilities (non-hotel) that may be part of further development and calls for integration with retail and / or residential, not thought to be the case for this project;

Develop detailed pro-formas on created plans and model financial returns;

Develop a detailed pre-opening budget plan;

Work closely with brand to ensure all aspects of the license agreement are adhered to as well as any and all design directives and brand standards dictated;

Work closely with GC and all subcontractors in completion of pre- determined development scope;

Inspect GC completed work for quality and provide defects to be corrected.

1A-6-26

Work with preferred vendors and brand in development of all information technology systems. System will be brand specified & built and developed specifically for the project;

Engage procurement companies and coordinate all FFE, OSE and IT pre- opening purchases and related efforts;

Work with Interior Designer directly in ensuring all scope items are detailed and accurate and executed on time and on budget;

Manage ALL technical aspects e.g. low voltage, phone systems, POS, PMS, MATV, Environmental systems, Digital Key, Accounting systems, all software requirements, digital music, all interfaces for entire property and room power requirements, all equipment requirements of the project to ensure a world-class product delivery;

Work with all subs throughout each planning stage of the project to ensure compliance with all the previous standards written and agreed upon in the business plan;

Work with local town, county and state officials and services such as the fire department to ensure compliance with local ordinances;

Manage all project accounting.

Pre-Opening Services. Including but not limited to:

Develop and manage pre-opening plans and budget;

Develop and manage full pre-opening operations task list;

Interview and hire initial Executive team members, specifically the General Manager, Sales and Marketing Director, and Executive Chef, to execute on a detailed and specific critical path task list plus intensive pre- opening sales, marketing and PR initiatives;

Develop and manage operating plans, incl. staffing models, sales and marketing plan, PR, etc.;

Engage and work with a PR Agency to formulate all collateral and advertising, and social media plans, etc.;

Recruitment and training of all service associates and operating personnel;

Develop and manage all pricing policies and strategies;

Develop and manage all systems and procedures and all corresponding training programs;

Develop, lead and manage all Sales, Marketing and PR strategies;

Develop and lead all brand initiatives and guidelines;

Develop and manage the identification and scope of all employee benefits programs;

Manage all pre-employment screening;

1A-6-27

Ensure all required brand training compliance;

Execute pre-opening sales and marketing efforts;

Obtain all necessary operating licenses;

Finalize any vendor agreements;

Coordinate standards written and created into a detailed pre-opening effort, SOP’s, Policies and Procedures, Checklists and ongoing training materials;

Train all associates;

Set-up accounting systems and load data / budgets;

Set-up all IT systems MATV/PBX/Guest HSIA/Sales system/Audio/INTERFACES;

Complete data base build for PMS system;

Complete content build for brand website;

Obtain renderings for brand website prior to opening;

Conduct all life safety training;

Engage photography services for openingand postfor website photography;

Work with Valor employees to create a task team to open the property on- time and with all systems fully operational;

Conduct a ‘soft-opening’ and ‘dry run’ to ensure all systems and procedures operational and test associates; and

Official opening ceremony and open for trading.

1A-6-28

EXHIBIT B

MANAGEMENT AGREEMENT TERMS

Owner and Valor (“Operator”), will enter into a management agreement (the “Management Agreement”) for the Hotel based on Valor’s standard form pursuant to which Valor will operate the Hotel. The Management Agreement shall contain, among other things, the following terms:

1.Term: The initial term of the Management Agreement will be ten (10) fiscal years (the “Initial Term”). The Management Agreement will extend automatically for two (2), five (5) year renewal terms beyond the Initial Term unless Manager is in default of the Management Agreement. The Initial Term and any renewal terms will be referred to herein as the “Term”.

2.Base Management Fee: The Base Management Fee (the “Base Fee”) shall be the greater of 3.0% of Gross Revenue of the Project and $90,000 per year of operation, paid monthly as an operating cost.

3.Incentive Management Fee: Manager shall not be paid an Incentive Management Fee (“IMF”) due to being a voting member in HCo Cape May LLC.

4.Annual Contributions to the FF&E Reserve: The FF&E Reserve will be 4.0% of Gross Revenue throughout the Term except for the FF&E Reserve will ramp starting at 2.0% in Year 1, 3.0% in Year 2, and 4.0% thereafter.

5.Financing of the Hotels: Owner shall not encumber the Hotels with any mortgage or pledge/mezzanine indebtedness nor any refinancing thereof, unless and until Owner, Manager, and the applicable lender have entered into a mutually acceptable collateral assignment of the Management Agreement.

Manager and any mortgagee and any pledgee/mezzanine lender shall execute and record among the appropriate land records a subordination, non-disturbance and attornment agreement, satisfactory to both parties.

Amended and Restated Software and Services License Agreement

This Software and Services License Agreement (the “Agreement”) is made and effective _____________________ (the “Effective Date”) between North Capital Investment Technology, Inc. (“Licensor” or “NCIT”), a Delaware corporation with its head office located at 623 E Fort Union Boulevard, Suite 101, Salt Lake City, UT 84047, and ACrowdCo, LLC (“Licensee”), a LLC organized and existing under the laws of the State of Delaware located at 2100 Powers Ferry Road SE, Suite 370, Atlanta, GA 30339.

WHEREAS, Licensor has developed certain computer programs, business processes, integrated services and documentation more particularly described in Schedule A attached hereto (“Software and Services”) and desires to grant Licensee a license to use the Software and Services.

WHEREAS, Licensee wishes to procure from Licensor Software and Services, described herein, under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor hereby agree as follows:

1.Definitions.

When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

“Access Credentials” means any user name, identification number, password, license or security key, security token, PIN or other security code, method, technology or device used, alone or in combination, to verify an individual's identity and authorization to access and use the Hosted Services.

“Action” has the meaning set forth in Section 13.1.

“Agreement” has the meaning set forth in the preamble; includes this agreement and its Schedules attached hereto.

“Authorized User” means each of the individuals authorized to use the Services pursuant to Section 3.1 and the other terms and conditions of this Agreement.

“Confidential Information” means the Software, Documentation, Specifications, and terms and conditions of this Agreement. Its meaning is further set forth in Section 10.1.

“Disclosing Party” has the meaning set forth in Section 10.1.

“Documentation” means the documentation for the Software and Services – any manuals, instructions or other documents or materials that the Licensor provides or makes available to Licensee in any form or medium and which describe the functionality, components, features or requirements of the Services or Licensor Materials, including any aspect of the installation, configuration, integration, operation, use, support or maintenance thereof.

“Effective Date” has the meaning set forth in the preamble.

“Error” means a material and continuing failure of the Software and Services to function in conformity with the Specifications.

“Fees” has the meaning set forth in Section 8.1.

“Force Majeure Event” has the meaning set forth in Section 15.1.

“Harmful Code” means any software, hardware or other technology, device or means, including any virus, worm, malware or other malicious computer code, the purpose or effect of which is to (a) permit unauthorized access to, or to destroy, disrupt, disable, distort, or otherwise harm or impede in any manner any (i) computer, software, firmware, hardware, system or network or (ii) any application or function of any of the foregoing or the security, integrity, confidentiality or use of any data Processed thereby, or (b) prevent Licensee or any Authorized User from accessing or using the Services or Licensor Systems as intended by this Agreement. Harmful Code does not include any Licensor Disabling Device.

“Hosted Services” has the meaning set forth in Section 2.1.

“Indemnitee” has the meaning set forth in Section 13.3.

“Indemnitor” has the meaning set forth in Section 13.3.

“Initial Term” has the meaning set forth in Section 11.1.

“Intellectual Property Rights” means any and all registered and unregistered rights granted, applied for or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree or other requirement of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“License” means the license granted by Licensor to Licensee to use the Software and Services, and the regulated Documentation, in accordance with the terms and conditions of this Agreement.

“Licensee” has the meaning set forth in the preamble.

“Licensee Data” means, other than Resultant Data, information, data and other content, in any form or medium, that is collected, downloaded or otherwise received, directly or indirectly from Licensee or an Authorized User by or through the Services.

“Licensee Failure” has the meaning set forth in Section 4.2.

“Licensee Systems” means the Licensee's information technology infrastructure, including computers, software, hardware, databases, electronic systems (including database management systems) and networks, whether operated directly by Licensee or through the use of third-party services.

“Licensor” has the meaning set forth in the preamble.

“Losses” means any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the costs of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.

“Personal Information” means any information that, individually or in combination, does or can identify a specific individual or device or by or from which a specific individual or device may be identified, contacted or located. Personal Information includes Authorized Users’ social security numbers or brokerage account numbers, “protected health information” as defined under the Health and Insurance Portability and Accountability Act of 1996, “Personal Data” as defined in the EU Data Protection Directive (Directive 95/46/EEC), “Personal Information” as defined under the Children's Online Privacy Protection Act of 1998, and all rules and regulations issued under any of the foregoing.

“Price” means the amount in License Fees Licensee shall pay as specified in Schedule B.

“Privacy and Security Policy” has the meaning set forth in Section 7.1.

“Process” means to take any action or perform any operation or set of operations that the SaaS Services are capable of taking or performing on any data, information or other content, including to collect, receive, input, upload, download, record, reproduce, store, organize, compile, combine, log, catalog, cross-reference, manage, maintain, copy, adapt, alter, translate or make other derivative works or improvements, process, retrieve, output, consult, use, perform, display, disseminate, transmit, submit, post, transfer, disclose or otherwise provide or make available, or block, erase or destroy. “Processing” and “Processed” have correlative meanings.

“Licensor” has the meaning set forth in the preamble.

“Licensor Disabling Device” means any software, hardware or other technology, device or means (including any back door, time bomb, time out, drop dead device, software routine or other disabling device) used by Licensor or its designee to disable Licensee's or any Authorized User's access to or use of the Services automatically with the passage of time or under the positive control of Licensor or its designee.

“Licensor Indemnitee” has the meaning set forth in Section 13.2.

“Licensor Materials” means the Service Software, Documentation and Licensor Systems and any and all other information, data, documents, materials, works and other content, devices, methods, processes, hardware, software and other technologies and inventions, including any deliverables, technical or functional descriptions, requirements, plans or reports, that are provided or used by Licensor or any Subcontractor in connection with the Services or otherwise comprise or relate to the Services or Licensor Systems. For the avoidance of doubt, Licensor Materials include Resultant Data and any information, data or other content derived from Licensor's monitoring of Licensee's access to or use of the Services, but do not include Licensee Data.

“Licensor Personnel” means all individuals involved in the performance of Services as employees, agents or independent contractors of Licensor or any Subcontractor.

“Licensor Systems” means the information technology infrastructure used by or on behalf of Licensor in performing the Services, including all computers, software, hardware, databases, electronic systems (including database management systems) and networks, whether operated directly by Licensor or through the use of third-party services.

“Receiving Party” has the meaning set forth in Section 10.1.

“Renewal Term” has the meaning set forth in Section 11.2.

“Representatives” means, with respect to a party, that party's employees, officers, directors, consultants, agents, independent contractors, service providers, sub-licensees, subcontractors and legal advisors.

“Resultant Data” means information, data and other content that is derived by or through the Services from Processing or aggregating Licensee Data and is sufficiently different from such Licensee Data that such Licensee Data cannot be reverse engineered or otherwise identified from the inspection, analysis or further Processing of such information, data or content.

“Schedule” refers to any schedule attached to this Agreement, or any subsequently prepared document that the parties agree in writing to be considered a Schedule.

“Scheduled Downtime” has the meaning set forth in Section 5.2.

“Service Software” means the Licensor software application or applications and any third-party or other software, and all new versions, updates, revisions, improvements and modifications of the foregoing, that Licensor provides remote access to and use of as part of the Services.

“Services” means any services provided by Licensor or its contractors to the Licensee in connection with this Agreement and supplemental T+M contracts, including software as a service (SAAS), installation, configuration, integration, customization training, and/or technical support, as specified in Schedule A.

“Software” means the computer programs specified in Schedule A in machine-readable, object code form, and any computer programs delivered to Licensee in machine-readable, object code form and any updates thereto, or provided by Licensor in connection with any Services hereunder.

“Specifications” means Licensor’s current published product release definitions.

“Subcontractor” has the meaning set forth in Section 2.5.

“Term” has the meaning set forth in Section 11.2.

“Third Party Materials” means materials and information, in any form or medium, including any software, documents, data, content, specifications, products, equipment or components of or relating to the Services that are not proprietary to Licensor.

“Warranty Period” means thirty (30) days from the date of Acceptance.

2.Services.

2.1Services. Subject to and conditioned on Licensee's and its Authorized Users' compliance with the terms and conditions of this Agreement, during the Term, Licensor shall use commercially reasonable efforts to provide to Licensee and its Authorized Users the software and services described in the attached Schedule A and this Agreement (collectively, the “Services”) in accordance with the terms and conditions hereof, including to host, manage, operate and maintain the Service Software for remote electronic access and use by Licensee and its Authorized Users (“Hosted Services”) on an ongoing basis, except for:

(a)Scheduled Downtime in accordance with Section 5.2;

(b)Service downtime or degradation due to a Force Majeure Event;

(c)Any other circumstances beyond Licensor's reasonable control, including Licensee's or any Authorized User's use of Third Party Materials, misuse of the Hosted Services, or use of the Services other than in compliance with the express terms of this Agreement; and

(d)Any suspension or termination of Licensee's or any Authorized Users' access to or use of the Hosted Services as permitted by this Agreement.

2.2Service and System Control. Except as otherwise expressly provided in this Agreement, as between the parties:

(a)Licensor has and will retain sole control over the operation, provision, maintenance and management of the Services and Licensor Materials, including the: (i) Licensor Systems; (ii) selection, deployment, modification and replacement of the Service Software; and (iv) performance of Service maintenance, upgrades, corrections and repairs; and

(b)Licensee has and will retain sole control over the operation, maintenance and management of, and all access to and use of, the Licensee Systems, and sole responsibility for all access to and use of the Services and Licensor Materials by any Person by or through the Licensee Systems or any other means controlled by Licensee or any Authorized User, including any information, instructions or materials provided by any of them to the Services or Licensor.

2.3Service Management. Each party shall, throughout the Term, maintain within its organization a service manager to serve as such party's primary point of contact for day-to-day communications, consultation and decision-making regarding the Services. Each party shall ensure its service manager has the requisite organizational authority, skill, experience and other qualifications to perform in such capacity. If either party's service manager ceases to be employed by such party or such party otherwise wishes to replace its service manager, such party shall promptly name a new service manager by written notice to the other party.

2.4Changes. Licensor reserves the right, in its sole discretion, to make any changes to the Services and Licensor Materials that it deems necessary or useful to: (a) maintain or enhance (i) the quality or delivery of Licensor's services to its customers, (ii) the competitive strength of or market for Licensor's services or (iii) the Services' cost efficiency or performance; or (b) to comply with applicable Law.

2.5Subcontractors. Licensor may from time to time in its discretion engage third parties to perform Services (each, a “Subcontractor”).

2.6Suspension or Termination of Services. Licensor may, directly or indirectly, and by use of a Licensor Disabling Device or any other lawful means, suspend, terminate or otherwise deny Licensee's, any Authorized User's or any other Person's access to or use of all or any part of the Services or Licensor Materials, without incurring any resulting obligation or liability, if: (a) Licensor receives a judicial or other governmental demand or order, subpoena or law enforcement request that expressly or by reasonable implication requires Licensor to do so; or (b) Licensor believes, in its sole discretion, that: (i) Licensee or any Authorized User has failed to comply with, any term of this Agreement, or accessed or used the Services beyond the scope of the rights granted or for a purpose not authorized under this Agreement; (ii) Licensee or any Authorized User is, has been, or is likely to be involved in any fraudulent, misleading or unlawful activities; or (iii) this Agreement expires or is terminated. This Section 2.6 does not limit any of Licensor's other rights or remedies, whether at law, in equity or under this Agreement.

3.Authorization and Licensee Restrictions.

3.1Authorization. Subject to and conditioned on Licensee's payment of the Fees and compliance and performance in accordance with all other terms and conditions of this Agreement, Licensor hereby authorizes Licensee to access and use, subject to the terms and conditions herein and during the Term, the Services and such Licensor Materials as Licensor may supply or make available to Licensee solely for the use by and through Authorized Users (i.e., Licensee’s clients) in accordance with the conditions and limitations set forth in this Agreement and Licensor's Terms of Use. This authorization is non-exclusive and other than as may be expressly set forth in Section 16.7, non-transferable.

3.2Reservation of Rights. Nothing in this Agreement grants any right, title or interest in or to (including any license under) any Intellectual Property Rights in or relating to, the Services, Licensor Materials or Third Party Materials, whether expressly, by implication, estoppel or otherwise. All right, title and interest in and to the Services, the Licensor Materials and the Third Party Materials are and will remain with Licensor and the respective rights holders in the Third Party Materials. Notwithstanding the foregoing, certain software code and components of the hardware and software that are used by the Licensor to provide the Software and Services may be subject to separate license agreements and terms of use established by the owner of such code or components. The proprietary rights of the Licensor apply only to the Software, Services, Processes, Documentation, and Specifications developed or owned by the Licensor, and are not intended to extend to any property used pursuant to one or more separate licensing agreements.

3.3Authorization Limitations and Restrictions. Licensee shall not, and shall not permit any other Person to, access or use the Services or Licensor Materials except as expressly permitted by this Agreement and, in the case of Third-Party Materials, the applicable third-party license agreement. For purposes of clarity and without limiting the generality of the foregoing, Licensee shall not, except as this Agreement expressly permits:

(a)modify or create derivative works or improvements of the Services or Licensor Materials;

(b)copy the Software and Documentation, unless for archival or backup purposes only.  In such case, all titles, trademarks, and copyright, proprietary and restricted rights notices shall be reproduced in all such copies, and all copies shall be subject to the terms of this Agreement;

(c)rent, lease, lend, sell, sublicense, assign, distribute, publish, transfer or otherwise make available any Services or Licensor Materials to any Person, including on or in connection with the internet or any time-sharing, service bureau, software as a service, cloud or other technology or service;

(d)reverse engineer, disassemble, decompile, decode, adapt or otherwise attempt to derive or gain access to the source code of the Services or Licensor Materials, in whole or in part;

(e)bypass or breach any security device or protection used by the Services or Licensor Materials or access or use the Services or Licensor Materials other than by an Authorized User through the use of his or her own then valid Access Credentials;

(f)input, upload, transmit or otherwise provide to or through the Services or Licensor Systems, any information or materials that are unlawful or injurious, or contain, transmit or activate any Harmful Code;

(g)damage, destroy, disrupt, disable, impair, interfere with or otherwise impede or harm in any manner the Services, Licensor Systems or Licensor's provision of services to any third party, in whole or in part;

(h)remove, delete, alter or obscure any trademarks, Documentation, warranties or disclaimers, or any copyright, trademark, patent or other intellectual property or proprietary rights notices from any Services or Licensor Materials, including any copy thereof;

(i)access or use the Services or Licensor Materials in any manner or for any purpose that infringes, misappropriates or otherwise violates any Intellectual Property Right or other right of any third party (including by any unauthorized access to, misappropriation, use, alteration, destruction or disclosure of the data of any other Licensor customer), or that violates any applicable Law;

(j)take any action which might lead a third party (including an Authorized User) to conclude that the Services involve the provision of investment advice or recommendations;

(k)access or use the Services or Licensor Materials for purposes of competitive analysis of the Services or Licensor Materials, the development, provision or use of a competing software service or product or any other purpose that is to the Licensor's detriment or commercial disadvantage; or

(l)otherwise access or use the Services or Licensor Materials beyond the scope of the authorization granted under Section 3.1.

4.Licensee Obligations.

4.1Licensee Systems and Cooperation.  Licensee shall at all times during the Term: (a) set up, maintain and operate in good repair all Licensee Systems on or through which the Services are accessed or used; and (b) provide all cooperation and assistance as Licensor may reasonably request to enable Licensor to exercise its rights and perform its obligations under and in connection with this Agreement.

4.2Effect of Licensee Failure or Delay. Licensor is not responsible or liable for any delay or failure of performance caused in whole or in part by Licensee's delay in performing, or failure to perform, any of its obligations under this Agreement (each, a “Licensee Failure”).

4.3Corrective Action and Notice. If Licensee becomes aware of any actual or threatened activity prohibited by Section 3.3, Licensee shall, and shall cause its Authorized Users to, immediately: (a) take all reasonable and lawful measures within their respective control that are necessary to stop the activity or threatened activity and to mitigate its effects (including, where applicable, by discontinuing and preventing any unauthorized access to the Services and Licensor Materials and permanently erasing from their systems and destroying any data to which any of them have gained unauthorized access); and (b) notify Licensor of any such actual or threatened activity.

5.Service Levels.

5.1Service Levels. Subject to the terms and conditions of this Agreement, Licensor will use commercially reasonable efforts to make the Hosted Services available for access and use by Licensee and its Authorized Users over the Internet at least ninety-nine (99%) of the time as measured over the course of each calendar month during the Term excluding unavailability due, in whole or in part, to any: (a) act or omission by Licensee or any Authorized User/access to or use of the Hosted Services by Licensee or any Authorized User, or using Licensee's or an Authorized User's Access Credentials, that does not strictly comply with this Agreement; (b) Licensee Failure; (c) Licensee’s or its Authorized User's Internet connectivity; (d) Force Majeure Event; (e) failure, interruption, outage or other problem with any software, hardware, system, network, facility or other matter not supplied by Licensor pursuant to this Agreement; (f) Scheduled Downtime; or (g) disabling, suspension or termination of the Services pursuant to Section 2.6.  Service levels cannot be guaranteed and Licensor shall not be liable to Licensee or Authorized Users in the event the Hosted Services are unavailable.

5.2Scheduled Downtime. Licensor will use commercially reasonable efforts to (a) schedule downtime for routine maintenance of the Hosted Services between the hours of 12:00 a.m. and 6:00 a.m., Eastern Standard Time; and (b) give Licensee at least 24 hours prior notice of all scheduled outages of the Hosted Services (“Scheduled Downtime”).

6.Data Backup. Licensor will use commercially reasonable efforts to maintain regular data backups of Licensee Data, provided however, that LICENSOR HAS NO OBLIGATION OR LIABILITY FOR ANY LOSS, ALTERATION, DESTRUCTION, DAMAGE, CORRUPTION OR RECOVERY OF LICENSEE DATA.

7.Security.

7.1Licensor Systems and Security Obligations. Licensor will employ security measures in accordance with Licensor's data privacy and security policy as amended from time to time (“Privacy and Security Policy”).

7.2Prohibited Data. Licensee acknowledges that the Services are not designed with security and access management for Processing the following categories of information: (a) data that is classified and or used on the U.S. Munitions list, including software and technical data; (b) articles, services and related technical data designated as defense articles or defense services; and (c) ITAR (International Traffic in Arms Regulations) related data, (each of the foregoing, “Prohibited Data”). Licensee shall not, and shall not permit any Authorized User or other Person to, provide any Prohibited Data to, or Process any Prohibited Data through, the Services, the Licensor Systems or any Licensor Personnel. Licensee is solely responsible for reviewing all Licensee Data and shall ensure that no Licensee Data constitutes or contains any Prohibited Data.

7.3Licensee Control and Responsibility. Licensee has and will retain sole responsibility for: (all Licensee Data (excluding data transmitted directly into the Licensor Systems by an Authorized User unaffiliated with Licensee), including its content and use, except as set forth in Licensor's Privacy Policy;  (b) all information, instructions and materials provided by or on behalf of Licensee or any Authorized User in connection with the Services; (c) Licensee's information technology infrastructure, including computers, software, databases, electronic systems (including database management systems) and networks, whether operated directly by Licensee or through the use of third-party services (“Licensee Systems”); (d) the security and use of Licensee's and its Authorized Users' Access Credentials; and (e) all access to and use of the Services and Licensor Materials directly or indirectly by or through the Licensee Systems or its or its Authorized Users' Access Credentials, with or without Licensee’s knowledge or consent, including all results obtained from, and all conclusions, decisions and actions based on, such access or use.

7.4Access and Security. Licensee shall employ all physical, administrative and technical controls, screening and security procedures and other safeguards necessary to: (a) securely administer the distribution and use of all Access Credentials and protect against any unauthorized access to or use of the Hosted Services; and (b) control the content and use of Licensee Data, including the uploading or other provision of Licensee Data for Processing by the Hosted Services.

8.Fees; Payment Terms.

8.1Fees. Licensee shall pay Licensor the fees set forth in Schedule B and Schedule C (“Fees) in accordance with this Section 8.

8.2Fee Increases. Subject to the limitations set forth in Schedule B, Licensor may increase Fees by providing written notice to Licensee at least 60 calendar days prior to the effective date of the Fee increase, and Schedule B will be deemed amended accordingly.  Such fee increases are subject to a cap of $6,000 for each offering where North Capital Private Securities Corporation (“NCPS”) is acting as the broker-of-record. Licensee may terminate this Agreement effective as of the date of the Fee increase upon providing written notice to Licensor within 30 days of receipt of the notice of Fee increase.

8.3Taxes. All Fees and other amounts payable by Licensee under this Agreement are exclusive of taxes and similar assessments. Licensee is responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state or local governmental or regulatory authority on any amounts payable by Licensee hereunder, other than any taxes levied or imposed on Licensor's income.

8.4Payment. Licensee Fees will be invoiced monthly by the 5th of the month and will be charged to the credit card or by ACH debit to the account specified on Exhibit A on the 15th of each month..

8.5Late Payment. If Licensee fails to make any payment when due then, in addition to all other remedies that may be available:

(a)Licensee shall reimburse Licensor for all costs incurred by Licensor in collecting any late payments or interest, including attorneys' fees, court costs and collection agency fees; and

(b)if such failure continues for 10 days following written notice thereof, Licensor may suspend performance of the Services until all past due amounts and interest thereon have been paid, without incurring any obligation or liability to Licensee or any other Person by reason of such suspension.

8.6No Deductions or Setoffs. All amounts payable to Licensor under this Agreement shall be paid by Licensee to Licensor in full without any setoff, recoupment, counterclaim, deduction, debit or withholding for any reason (other than any deduction or withholding of tax as may be required by applicable Law).

9.Intellectual Property Rights.

9.1Services and Licensor Materials. All right, title and interest in and to the Software, Services, Processes, Specifications and Licensor Materials, including all Intellectual Property Rights therein (such as copyright, patent, trade, secret and all other of whatever nature), are and will remain with Licensor and the respective rights holders in the Third-Party Materials. Licensee has no right, license or authorization with respect to any of the Services or Licensor Materials (including Third-Party Materials) except as expressly set forth in Section 3.1 or the applicable third-party license, in each case subject to Section 3.3 All other rights in and to the Services and Licensor Materials (including Third-Party Materials) are expressly reserved by Licensor and the respective third-party licensors.

9.2Consent to Use Licensee Data. Licensee hereby irrevocably grants all such rights and permissions in or relating to Licensee Data: (a) to Licensor, its Subcontractors and the Licensor Personnel as are necessary or useful to perform the Services; and (b) to Licensor as are necessary or useful to enforce this Agreement and exercise its rights and perform its hereunder.

10.Confidentiality.

10.1Confidential Information. In connection with this Agreement each party (as the “Disclosing Party”) may disclose or make available Confidential Information to the other party (as the “Receiving Party”). Subject to Section 10.2, “Confidential Information” means information in any form or medium (whether oral, written, electronic or other) that the Disclosing Party considers confidential or proprietary, including information consisting of or relating to the Disclosing Party’s technology, trade secrets, know-how, business operations, plans, strategies, customers, and pricing, and information with respect to which the Disclosing Party has contractual or other confidentiality obligations, in each case whether or not marked, designated or otherwise identified as “confidential”. Without limiting the foregoing: all Licensor Materials are the Confidential Information of Licensor and the terms of this Agreement are the Confidential Information of Licensor.

10.2Exclusions. Confidential Information does not include information that the Receiving Party can demonstrate by written or other documentary records: (a) was rightfully known to the Receiving Party without restriction on use or disclosure prior to such information's being disclosed or made available to the Receiving Party in connection with this Agreement; (b) was or becomes generally known by the public other than by the Receiving Party's or any of its Representatives' noncompliance with this Agreement; (c) was or is received by the Receiving Party on a non-confidential basis from a third party that was not or is not, at the time of such receipt, under any obligation to maintain its confidentiality; or (d) the Receiving Party can demonstrate by written or other documentary records was or is independently developed by the Receiving Party without reference to or use of any Confidential Information.

10.3Protection of Confidential Information. As a condition to being provided with any disclosure of or access to Confidential Information, the Receiving Party shall:

(a)not access or use Confidential Information other than as necessary to exercise its rights or perform its obligations under and in accordance with this Agreement;

(b)except as may be permitted by and subject to its compliance with Section 10.4, not reveal, disclose or permit access to Confidential Information other than to its Representatives who: (i) need to know such Confidential Information for purposes of the Receiving Party's exercise of its rights or performance of its obligations under and in accordance with this Agreement; (ii) have been informed of the confidential nature of the Confidential Information and the Receiving Party's obligations under this Section 10.3; and (iii) are bound by confidentiality and restricted use obligations at least as protective of the Confidential Information as the terms set forth in this Section 10.3;

(c)safeguard and protect the Confidential Information from theft, piracy or unauthorized use, access or disclosure using at least the degree of care it uses to protect its similarly sensitive information and in no event less than a reasonable degree of care; and

(d)ensure its Representatives' compliance with, and be responsible and liable for any of its Representatives' non-compliance with, the terms of this Section 10.

(e)notify Disclosing Party immediately upon discovery of any prohibited use or disclosure of the Confidential Information, or any other breach of these confidentiality obligations by Receiving Party, and shall fully cooperate with Disclosing Party to help Disclosing Party regain possession of the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

10.4Compelled Disclosures. If the Receiving Party or any of its Representatives is compelled by applicable Law to disclose any Confidential Information then, to the extent permitted by applicable Law, the Receiving Party shall: (a) promptly, and prior to such disclosure, notify the Disclosing Party in writing of such requirement so that the Disclosing Party can seek a protective order or other remedy or waive its rights under Section 10.3; and (b) provide reasonable assistance to the Disclosing Party in opposing such disclosure or seeking a protective order or other limitations on disclosure. If the Disclosing Party waives compliance or, after providing the notice and assistance required under this Section 10.4, the Receiving Party remains required by Law to disclose any Confidential Information, the Receiving Party shall disclose only that portion of the Confidential Information that the Receiving Party is legally required to disclose and, on the Disclosing Party's request, shall use commercially reasonable efforts to obtain assurances from the applicable court or other presiding authority that such Confidential Information will be afforded confidential treatment.

11.Term and Termination .

11.1Initial Term. The initial term of this Agreement commences as of the Effective Date and, unless terminated earlier pursuant any of the Agreement's express provisions, will continue in effect for one (1) year (the “Initial Term”).

11.2Renewal. This Agreement will automatically renew for additional successive one-year terms unless earlier terminated pursuant to this Agreement's express provisions or either party gives the other party written notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term (each a “Renewal Term” and, collectively with the Initial Term, the “Term”).

11.3Termination. In addition to any other express termination right set forth elsewhere in this Agreement:

(a)Licensor may terminate this Agreement, effective on written notice to Licensee, if Licensee: (i) fails to pay any amount when due hereunder, and such failure continues more than 30 days after Licensor's delivery of written notice thereof; or (ii) breaches any of its obligations under Section 3.3 (Use Limitations and Restrictions), Section 7.2 (Prohibited Data) or Section 10 (Confidentiality).  Either party  may terminate this Agreement upon 90 days written notice to the other for any commercial or business reason.

(b)Either party may terminate this Agreement, effective on written notice to the other party, if the other party materially breaches this Agreement, and such breach: (i) is incapable of cure within three business days of Licensor’s notice to Licensee of the breach and Licensor’s intent to terminate the License; or (ii) being capable of cure, remains uncured thirty (30) days after the non-breaching party provides the breaching party with written notice of such breach; and

(c)Either party may terminate this Agreement, effective immediately upon written notice to the other party, if the other party: (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law; (iii) makes or seeks to make a general assignment for the benefit of its creditors; or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

11.4Effect of Expiration or Termination. Upon any expiration or termination of this Agreement, except as expressly otherwise provided in this Agreement:

(a)all rights, licenses, consents and authorizations granted by either party to the other hereunder will immediately terminate;

(b)Licensor shall promptly cease all use of any Licensee Data or Licensee's Confidential Information and erase all Licensee Data and Licensee's Confidential Information from all systems Licensor directly or indirectly controls, provided that, (i) for clarity, Licensor's obligations under this Section 11.4(b) do not apply to any Resultant Data, and (ii) Licensor may retain Licensee Data or Licensee Confidential Information in its regular backup or archived files, or as required by law;

(c)Licensee shall promptly cease all use of any Services or Licensor Materials and (i) promptly return to Licensor, or at Licensor's written request destroy, all documents and tangible materials containing, reflecting, incorporating or based on any Licensor Materials or Licensor's Confidential Information; and (ii) permanently erase all Licensor Materials and Licensor's Confidential Information from all systems Licensee directly or indirectly controls, provided that Licensee may retain Licensor Materials or Licensor's Confidential Information in its regular backup or archived files, or as required by law.  Licensor shall be entitled to enter the Licensee’s Location(s) to repossess and remove the Software, Documentation, and any other Confidential Information. Licensee shall, within thirty (30) days from the effective date of the termination, certify in writing by an officer or director of the party that all copies of the Software and Documentation have been returned, deleted and destroyed.

(d)notwithstanding anything to the contrary in this Agreement, with respect to information and materials then in its possession or control: (i) the Receiving Party may retain the Disclosing Party's Confidential Information in its then current state and solely to the extent and for so long as required by applicable Law; (ii) Licensor may also retain Licensee Data in its backups, archives and disaster recovery systems until such Licensee Data is deleted in the ordinary course; and (iii) all information and materials described in this Section 11.4(d) will remain subject to all confidentiality, security and other applicable requirements of this Agreement;

(e)Licensor may disable all Licensee and Authorized User access to the Hosted Services and Licensor Materials;

(f)if Licensee terminates this Agreement pursuant to Section 11.3(b), Licensee will be relieved of any obligation to pay any Fees attributable to the period after the effective date of such termination and Licensor will refund to Licensee Fees paid in advance for Services that Licensor has not performed as of the effective date of termination; and

(g)if Licensor terminates this Agreement pursuant to Section 11.3(a) or Section 11.3(b), all Fees that would have become payable had the Agreement remained in effect until expiration of the Term will become immediately due and payable, and Licensee shall pay such Fees, together with all previously-accrued but not yet paid Fees, on receipt of Licensor's invoice therefor.

11.5Surviving Terms. The provisions set forth in the following sections, and any other right or obligation of the parties in this Agreement that, by its nature, should survive termination or expiration of this Agreement, will survive any expiration or termination of this Agreement: Section 3.3, Section 10, Section 11.4, this Section 11.5, Section 12, Section 13, Section 14 and Section 16.

12.Representations and Warranties.

12.1Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)it is duly organized, validly existing and in good standing as a corporation or other entity under the Laws of the jurisdiction of its incorporation or other organization;

(b)it has the full right, power and authority to enter into and perform its obligations and grant the rights, licenses, consents and authorizations it grants or is required to grant under this Agreement;

(c)the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate or organizational action of such party; and

(d)when executed and delivered by both parties, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

12.2Additional Licensor Representations, Warranties and Covenants. Licensor represents, warrants and covenants to Licensee that Licensor will perform the Services using personnel of required skill, experience and qualifications and in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and will devote adequate resources to meet its obligations under this Agreement. Licensor also represents to Licensee that (1) during the term of the Agreement, the Software shall operate without any material Errors; and (2) upon notification to Licensor during the Warranty Period of any Errors, the Licensor’s sole liability, and Licensee’s sole remedy, will be Licensor’s use of reasonable efforts during its normal business hours and at no cost to Licensee to correct such Errors which are verifiable and reproducible by Licensor, excluding any Errors caused by uses of the Software and Services which were not in accordance with the Specifications. Alternatively, in Licensor’s sole discretion, the Licensor may refund the portion of the prepaid Price applicable to the portion of the Software that is defective.

12.3Additional Licensee Representations, Warranties and Covenants. Licensee represents, warrants and covenants to Licensor that Licensee owns or otherwise has and will have the necessary rights and consents in and relating to the Licensee Data so that, as received by Licensor and Processed in accordance with this Agreement, they do not and will not infringe, misappropriate or otherwise violate any Intellectual Property Rights, or any privacy or other rights of any third party or violate any applicable Law.  Licensee acknowledges and agrees that the Services provided by Licensor under this Agreement are administrative and technological in nature and that Licensor is not providing investment advice, or otherwise acting in an investment advisory capacity, to Licensee or any Authorized User(s).

12.4DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 12.1, SECTION 12.2 AND SECTION 12.3, ALL SERVICES AND LICENSOR MATERIALS ARE PROVIDED “AS IS” AND LICENSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHER, AND LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OR TRADE PRACTICE. LICENSOR DOES NOT PROVIDE ANY INVESTMENT ADVISORY SERVICE, DUE DILIGENCE, BROKERAGE, FINANCIAL MANAGEMENT, TAX, ACCOUNTING OR ANY OTHER PROFESSIONAL SERVICE, AND ANY ADVICE OR OTHER INFORMATION OBTAINED THROUGH LICENSOR’S PRODUCTS AND SERVICES WILL BE USED BY LICENSEE AND ITS AUTHORIZED USERS SOLELY AT THEIR OWN RISK. WITHOUT LIMITING THE FOREGOING, LICENSOR MAKES NO WARRANTY OF ANY KIND THAT THE SERVICES OR LICENSOR MATERIALS, OR ANY PRODUCTS OR RESULTS OF THE USE THEREOF, WILL MEET LICENSEE'S OR ANY OTHER PERSON'S REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE OR ERROR FREE. ALL THIRD-PARTY MATERIALS ARE PROVIDED “AS IS” AND ANY REPRESENTATION OR WARRANTY OF OR CONCERNING ANY THIRD PARTY MATERIALS IS STRICTLY BETWEEN LICENSEE AND THE THIRD-PARTY OWNER OR DISTRIBUTOR OF THE THIRD-PARTY MATERIALS.

13.Indemnification.

13.1Licensor Indemnification. Licensor shall indemnify, defend and hold harmless Licensee from and against any and all Losses incurred by such Licensee arising out of or relating to any claim, suit, action or proceeding (each, an “Action”) by a third party (other than an Affiliate of Licensee) to the extent that such Losses arise from any allegation in such Action that Licensee's or an Authorized User's use of the Services (excluding Licensee Data and Third Party Materials) in compliance with this Agreement infringes a U.S. Intellectual Property Right. The foregoing obligation does not apply to any Action or Losses arising out of or relating to any:

(a)access to or use of the Services or Licensor Materials in combination with any hardware, system, software, network or other materials or service not provided or authorized in writing by Licensor;

(b)modification of the Services or Licensor Materials other than: (i) by or on behalf of Licensor; or (ii) with Licensor's written approval in accordance with Licensor's written specification;

(c)failure to timely implement any modifications, upgrades, replacements or enhancements made available to Licensee by or on behalf of Licensor; or

(d)act, omission or other matter described in Section 13.2(a), Section 13.2(b), Section 13.2(c) or Section 13.2(e), whether or not the same results in any Action against or Losses by any Licensor Indemnitee.

13.2Licensee Indemnification. Licensee shall indemnify, defend and hold harmless Licensor and its Subcontractors and Affiliates, and each of its and their respective officers, directors, employees, agents, successors and assigns (each, a “Licensor Indemnitee”) from and against any and all Losses incurred by such Licensor Indemnitee in connection with any Action by a third party (other than an Affiliate of a Licensor Indemnitee) that arises out of or relates to any:

(a)Licensee Data, including any Processing of Licensee Data by or on behalf of Licensor in accordance with this Agreement;

(b)securities offering facilitated by the Licensee or its representatives, including any and all data and documentation related to such offering, the due diligence related to such offering, and/or the determination of suitability or qualification of a prospective investor for an offering,

(c)any other materials or information (including any documents, data, specifications, software, content or technology) provided by or on behalf of Licensee or any Authorized User, including Licensor's compliance with any specifications or directions provided by or on behalf of Licensee or any Authorized User to the extent prepared without any contribution by Licensor;

(d)brokerage services or investment advice; recommendations regarding any particular investment, security or course of action; offers to invest or to provide financial analysis or management services; or similar advice, offers or guidance to Authorized Users, which shall remain the sole responsibility of Licensee;

(e)allegation of facts that, if true, would constitute Licensee's breach of any of its representations, warranties, covenants or obligations under this Agreement; or

(f)negligence or more culpable act or omission (including recklessness or willful misconduct) by Licensee, any Authorized User, or any third party on behalf of Licensee or any Authorized User, in connection with this Agreement.

(g)any claim related to or arising out of a financial transaction brought by any third party based on the use of the Software;

13.3Indemnification Procedure. Each party shall promptly notify the other party in writing of any Action for which such party believes it is entitled to be indemnified pursuant to Section 13.1 or Section 13.2, as the case may be. The party seeking indemnification (the “Indemnitee”) shall cooperate with the other party (the “Indemnitor”) at the Indemnitor's sole cost and expense. The Indemnitor shall immediately take control of the defense and investigation of such Action and shall employ counsel reasonably acceptable to the Indemnitee to handle and defend the same, at the Indemnitor's sole cost and expense. The Indemnitee's failure to perform any obligations under this Section 13.3 will not relieve the Indemnitor of its obligations under this Section 13 except to the extent that the Indemnitor can demonstrate that it has been materially prejudiced as a result of such failure. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

13.4Mitigation. If any of the Services or Licensor Materials are, or in Licensor's opinion are likely to be, claimed to infringe, misappropriate or otherwise violate any third-party Intellectual Property Right, or if Licensee's or any Authorized User's use of the Services or Licensor Materials is enjoined or threatened to be enjoined, Licensor may, at its option and sole cost and expense:

(a)obtain the right for Licensee to continue to use the Services and Licensor Materials materially as contemplated by this Agreement;

(b)modify or replace the Services and Licensor Materials, in whole or in part, to seek to make the Services and Licensor Materials (as so modified or replaced) non-infringing, while providing substantially equivalent features and functionality, in which case such modifications or replacements will constitute Services and Licensor Materials, as applicable, under this Agreement; or

(c)by written notice to Licensee, terminate this Agreement and require Licensee to immediately cease any use of and destroy or return  all copies of the Software, Services and Licensor Materials in its possession or under its control.

THIS SECTION 13 SETS FORTH LICENSEE'S SOLE REMEDIES AND LICENSOR'S SOLE LIABILITY AND OBLIGATION FOR ANY ACTUAL, THREATENED OR ALLEGED CLAIMS THAT THIS AGREEMENT OR ANY SUBJECT MATTER HEREOF (INCLUDING THE SERVICES AND LICENSOR MATERIALS) INFRINGES, MISAPPROPRIATES OR OTHERWISE VIOLATES ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHT.

14.Limitations of Liability.

14.1EXCLUSION OF DAMAGES. LICENSOR AND ITS LICENSORS, SERVICE LICENSORS AND SUPPLIERS SHALL NOT BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTY, MISREPRESENTATIONS AND OTHERWISE, FOR ANY: (a) LOSS OF PRODUCTION, USE, BUSINESS, REVENUE OR PROFIT OR DIMINUTION IN VALUE; (b) IMPAIRMENT, INABILITY TO USE OR LOSS, INTERRUPTION OR DELAY OF THE SERVICES, (c) LOSS, DAMAGE, CORRUPTION OR RECOVERY OF DATA, OR BREACH OF DATA OR SYSTEM SECURITY, OR (d) CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, ENHANCED OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH PERSONS WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR SUCH LOSSES OR DAMAGES WERE OTHERWISE FORESEEABLE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY APPLICABLE LAWS. THE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES SET FORTH IN THIS AGREEMENT.

14.2CAP ON MONETARY LIABILITY. IN ANY EVENT, THE COLLECTIVE AGGREGATE LIABILITY OF LICENSOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, UNDER ANY LEGAL OR EQUITABLE THEORY, INCLUDING BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY AND OTHERWISE, SHALL BE LIMITED TO THE LESSER OF THE AMOUNT PAID TO LICENSOR BY LICENSEE UNDER THIS AGREEMENT OR $10,000. THE FOREGOING LIMITATION APPLIES NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

15.Force Majeure.

15.1No Breach or Default. In no event will either party be liable or responsible to the other party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any payment obligation) when and to the extent such failure or delay is caused by any circumstances beyond such party's reasonable control (a “Force Majeure Event”), including acts of God, flood, fire, earthquake or explosion, war, terrorism, invasion, riot or other civil unrest, embargoes or blockades in effect on or after the date of this Agreement, national or regional emergency, strikes, labor stoppages or slowdowns or other industrial disturbances, passage of Law or any action taken by a governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition or any complete or partial government shutdown, or national or regional shortage of adequate power or telecommunications or transportation. Either party may terminate this Agreement if a Force Majeure Event continues substantially uninterrupted for a period of 30 days or more.

15.2Affected Party Obligations. In the event of any failure or delay caused by a Force Majeure Event, the affected party shall give prompt written notice to the other party stating the period of time the occurrence is expected to continue and use commercially reasonable efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

16.Miscellaneous.

16.1Further Assurances. Upon a party's reasonable request, the other party shall, at the requesting party's sole cost and expense, execute and deliver all such documents and instruments, and take all such further actions, necessary to give full effect to this Agreement.

16.2Relationship of the Parties. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

16.3Public Announcements. Neither party shall issue or release any announcement, statement, press release or other publicity or marketing materials relating to this Agreement or otherwise use the other party's trademarks, service marks, trade names, logos, domain names or other indicia of source, affiliation or sponsorship, in each case, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that Licensor may, without Licensee's consent, include Licensee's name and logo in its lists of Licensor's current or former customers in promotional and marketing materials.

16.4Notices. Unless otherwise agreed to by the parties, all notices, requests, consents, claims, demands, waivers and other communications under this Agreement have binding legal effect only if in writing and addressed to a party as follows (or to such other address or such other person that such party may designate from time to time in accordance with this Section 16.4):

If to Licensor:	Attn: James Dowd North Capital Investment Technology, Inc. 2825 E Cottonwood Parkway, Suite 500 Salt Lake City, UT 84121
If to Licensee:	Attn: _____________________________ __________________________________ __________________________________ __________________________________

Notices sent in accordance with this Section 16.4 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) when sent, if by facsimile, with confirmation of transmission, if sent during the addressee's normal business hours, and on the next business day, if sent after the addressee's normal business hours; and (d) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid.

16.5Interpretation. The parties intend this Agreement to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Further, the headings used in this agreement are for convenience only and are not intended to be used as an aid to interpretation.

16.6Entire Agreement. This Agreement, together with its Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the parties relating to such subject matter. In the event of any inconsistency between this Agreement and its Schedules, the terms and conditions of this Agreement shall govern.

16.7Assignment. Licensee shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without Licensor's prior written consent. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 16.7 is void. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

16.8Non-Solicitation.

(a)Licensor shall not, without the prior written consent of Licensee, knowingly or intentionally solicit any of Licensee’s Authorized Users, provided, however, that this clause shall not prohibit Licensor from (a) accepting unsolicited business from any person or party; or (b) engaging in any general solicitation or targeted marketing activity without utilization of Licensee Data.

(b)Licensee shall not solicit the employment of nor employ any Licensor personnel who has been directly involved in the development, sale, installation, or support of the Software for a period of two (2) years from the later of the termination of such individual's employment at Licensor or the last date of Acceptance of any Software.

16.9No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.10Amendment and Modification; Waiver. No amendment to or modification of this Agreement is effective unless it is in writing and signed by an authorized representative of each party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.11Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.12Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of California in each case located in San Francisco, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. In the event of any litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorney’s fees, and all other costs and expenses incurred in connection with settling or resolving such dispute.

16.13Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

16.14Equitable Relief. Each party acknowledges and agrees that a breach or threatened breach by such party of any of its obligations under Section 10 or, in the case of Licensee, Section 3.3, Section 4.3 or Section 7.2, would cause the other party irreparable harm for which monetary damages would not be an adequate remedy and agrees that, in the event of such breach or threatened breach, the other party will be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity or otherwise.

16.15Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

North Capital Investment Technology, Inc.

Signature:_______________________________

Name:   James P Dowd

Title:   Managing Director

Date:

Licensee:_______________________________

Signature:_______________________________

Name:__________________________________

Title:___________________________________

Date:___________________________________

SCHEDULE A
Software and SERVICES

The following Services will be proovided under this Agreement and the applicable fees and expenses listed in Schedule B will apply.

X _______

Summary of Services

1.TransactAPI

One instance of TransactAPI to be used in a live production environment (PROD).

One instance of TransactAPI to be used for pre-production testing purposes (STAGING).

Installation and functional configuration of the two instances above, according to the software and services specifications for TransactAPI.

_______

2.White-label Platform

All of the services in (1) above, plus

One instance of White-label Platform Technology to be used in a live production environment (PROD).

One instance of White-label Platform Technology to be used for pre-production testing purposes (STAGING).

Installation and functional configuration of the two instances above, according to the software and services specifications.

_______

3.DirectInvest Button

TransactAPI Client ID and access to the Client Admin Environment

Creation of one offering in TransactAPI

Embed and sharing capabilities for integration of the DirectInvest Button Technology

Each of the Services may be updated or modified from time to time, and tools and features may be added or removed, as determined in NCIT’s sole discretion.

SCHEDULE B
FEES AND EXPENSES

(1)   TransactAPI Basic Licensing and Service Fee

A.Installation and setup fee of $2,500, which includes basic installation of a client instance in the TAPI Admin Console, support, and troubleshooting during the integration period.

B.Basic licensing and service fee of  $1,250 per month, payable quarterly in advance, upon receipt of production credentials.

C.  If NCPS is the broker-of-record for Licensee securities offerings, the Basic licensing and service fee will be discounted to $500 per month, payable quarterly in advance, upon receipt of production credentials.

D. The basic licensing and service fee shall have a cap of $6,000 for each offering where NCPS is acting as the broker-of-record. For the avoidance of doubt, for each offering where NCPS is acting as broker-of-record, the maximum amount of the basic licensing and servicing fees received by NCIT attributable to the offering shall be $6,000.

(2)   White-label Platform Basic Licensing and Service Fee

A. Installation and setup fee of $5,000, which includes basic installation of a dedicated portal instance and a client instance in the TAPI Admin Console, support, and troubleshooting during the integration period.  Also includes basic customization and branding limited to 30 hours.

B.  Basic licensing and service fee of  $2,500 per month, payable quarterly in advance, upon completion of installation.

C. If NCPS is the broker-of-record for Licensee securities offerings, the Basic licensing and service fee of  $1,000 per month, payable quarterly in advance, upon completion of installation.

(3)  DirectInvest Button Basic License and Service Fee

A.Installation and set-up fee of $500, which includes basic setup of one offering and one DirectInvest Button offering, a client instance in the TAPI Admin Console, support, and troubleshooting during integration period.

B. Basic licensing and service fee of $500 per month, or part thereof, per offering for the duration of the offering beginning at the “go-live date” as specified by the Licensee, payable at the beginning of each month.

Any contractual agreements with third party vendors are not subject to the terms of this Agreement, unless otherwise provided for herein.  References to third party fees, expenses, expense rates, and cost estimates are for indicative purposes only.  Such fees may include but are not limited to the following:

Design and branding

UX design

Independent project management

Custom development

System integration services

Testing services

System configuration, administration, and support

Dedicated servers

Backups and storage

Disaster recovery

Bandwidth and load balancing

DNS management

Email marketing and support

Electronic document management systems (Docusign / Echosign)

Identity verification checks (KYC/OFAC/AML)

Accreditation verification checks

Payment processing fees

SSL Certificates

All payments shall be in US dollars and made at Licensor's option by credit card, check or wire transfer.

1A-6-29

SCHEDULE C
T+M FEES AND EXPENSES

Schedule C is provided for information purposes only. Any and all custom development work will be charged on a time and material  (“T+M”) basis unless otherwise agreed in writing.

The following hourly rate card will apply.   Licensor reserves the right to update the rate card with 30 days prior written notice.

Solutions Architect$250

Senior Consultant$250

Project Manager$150

Developer  $35

Discount for 100 hour prepaid block:    5%

Discount for  250 hour prepaid block:  10%

Materials and services provided by parties other than the Licensor, including but not limited to the list of services in Schedule B, will be billed at cost, subject to Licensee’s prior approval.

The Licensee has declined services under this Schedule C.

EXHIBIT A

Please select from the following options for payment of Fees set forth in Schedule B and C:

❒Credit Card

Name on card:

Credit Card Number:

Expiration Date (month/year):

Security Code

Billing Address:

❒ACH Draw

Bank Name:

Account Holder Name:

Routing Number:

Account Number:

Account Type (Checking or Savings):

1A-6-29